                                 UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported)   January 6, 1998
                                                       -----------------------



                            AgriBioTech, Inc.
--------------------------------------------------------------------------------

       (Exact name of small business issuer as specified in its charter)

                     Nevada                      1-1935         85-0325742
--------------------------------------------------------------------------------
         (State or other jurisdiction of      (Commission    (I.R.S. Employer
         incorporation or organization)      File Number)   Identification No.)

         2700 Sunset Rd., Suite C-25, Las Vegas,Nevada             (89120)
--------------------------------------------------------------------------------
            (Address of principal executive offices)              (Zip Code)


         Registrant's telephone number, including area code:  (702) 798-1969
                                                              --------------

EXPLANATORY NOTE


     This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K ("Form 8-K") for January 6, 1998 of AgriBioTech, Inc., a Nevada corporation ("the Company") is submitted in order to provide the Financial Statements and pro forma financial information called for under Item 7 of Form 8-K. Therefore, the Company hereby amends its Form 8-K in accordance with Rule 12b-15 under the Securities Exchange Act of 1934.

                         INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Lofts Seed, Inc.
Winston-Salem, North Carolina

We have audited the accompanying balance sheets of Lofts Seed, Inc. as of November 30, 1997, and December 31, 1996 and the related statements of operations and retained earnings, and cash flows for the eleven month period and six month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lofts Seed, Inc. as of November 30, 1997 and December 31, 1996 and the results of its operations and its cash flows for the eleven month period and six month period then ended in conformity with generally accepted accounting principles.


/s/ Cannon & Co.

January 22, 1998

LOFTS SEED, INC.
BALANCE SHEETS
November 30, 1997 and December 31, 1996

----------------------------------------------------------------------------------
                                                            1997          1996
                                                        -----------    -----------
ASSETS

CURRENT ASSETS
 Cash                                                   $   458,550    $   222,290
 Trade accounts receivable, net of allowance for
   doubtful accounts of $400,000 for 1997 and 1996        5,356,874      4,621,132
 Inventory                                               10,973,795     12,207,635
 Prepaid expenses                                            96,214         34,526
                                                        -----------    -----------

          TOTAL CURRENT ASSETS                           16,885,433     17,085,583
                                                        -----------    -----------

PROPERTY AND EQUIPMENT                                      303,344        247,961

OTHER ASSETS
 Investment in affiliated company                         1,722,127        655,370
 Loan acquisition costs                                      21,500         27,000
 Deferred income taxes                                       85,000         85,000
                                                        -----------    -----------
                                                          1,828,627        767,370
                                                        -----------    -----------

          TOTAL ASSETS                                  $19,017,404    $18,100,914
                                                        ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Notes payable                                          $ 5,635,203    $ 6,260,004
 Current portion of long-term debt                        1,278,634        916,428
 Trade accounts payable                                   2,398,991      2,263,685
 Royalties payable                                          119,294        474,000
 Accrued expenses                                           587,420        493,688
 Accrued payroll                                            281,588        345,428
                                                        -----------    -----------

          TOTAL CURRENT LIABILITIES                      10,301,130     10,753,233
                                                        -----------    -----------

SUBORDINATED NOTES PAYABLE - RELATED PARTIES              1,557,547      1,797,492
                                                        -----------    -----------

LONG-TERM DEBT                                            4,125,844      4,165,358
                                                        -----------    -----------

DEFERRED COMPENSATION                                       146,811        171,937
                                                        -----------    -----------
STOCKHOLDERS' EQUITY
 Common stock, Class A (voting), no par value,
  230 shares authorized, issued and outstanding              23,000         23,000
 Common stock, Class B (nonvoting), no par value,
  770 shares authorized, issued and outstanding              77,000         77,000
 Retained earnings                                        2,786,072      1,112,894
                                                        -----------    -----------
                                                          2,886,072      1,212,894
                                                        -----------    -----------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $19,017,404    $18,100,914
                                                        ===========    ===========

See accompanying notes.
                                                                             -1-

LOFTS SEED, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
For the Eleven Months Ended November 30, 1997 and the Six Months Ended December 31, 1996

-------------------------------------------------------------------------
                                                1997             1996
                                             -----------      -----------
NET SALES                                    $63,211,986      $30,061,112

COST OF SALES                                 47,611,739       22,606,937
                                             -----------      -----------
               GROSS PROFIT                   15,600,247        7,454,175

GENERAL AND ADMINISTRATIVE EXPENSES           11,022,502        5,917,993
                                             -----------      -----------
                                               4,577,745        1,536,182
                                             -----------      -----------

OTHER INCOME (EXPENSE)
 Equity in earnings of affiliate                 166,757          205,530
 Miscellaneous income                            274,690           79,847
 Gain on dispositions of fixed assets                              14,500
 Management fees expense                      (1,216,822)        (150,621)
 Interest expense                             (1,383,833)        (557,642)
                                             -----------      -----------
                                              (2,159,208)        (408,386)
                                             -----------      -----------
               INCOME BEFORE INCOME TAXES      2,418,537        1,127,796

INCOME TAXES                                                       14,902
                                             -----------      -----------
               NET INCOME                      2,418,537        1,112,894

BEGINNING RETAINED EARNINGS                    1,112,894

Dividend payments                               (745,359)
                                             -----------      -----------

               ENDING RETAINED EARNINGS      $ 2,786,072      $ 1,112,894
                                             ===========      ===========

See accompanying notes.
                                                                             -2-

LOFTS SEED, INC.
STATEMENT OF CASH FLOWS
For the Eleven Months Ended November 30, 1997 and the Six Months Ended December 31, 1996

------------------------------------------------------------------------------------
                                                            1997            1996
                                                        -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                             $ 2,418,537      $ 1,112,894
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                              78,016           28,919
  Equity in earnings of affiliate                          (166,757)        (205,530)
  Gain on disposal of fixed assets                                           (14,500)
  Changes in:
   Accounts receivable                                     (735,742)        (202,758)
   Inventory                                              1,233,840       (6,002,661)
   Prepaid expenses                                         (61,688)          44,927
   Other assets                                                              215,875
   Trade accounts payable                                   135,306          269,306
   Royalties payable                                       (354,706)        (337,888)
   Accrued expenses                                          93,732         (805,339)
   Accrued payroll                                          (63,840)         345,428
   Due to former stockholder                                              (1,512,040)
   Deferred compensation                                    (25,125)         (10,784)
                                                        -----------      -----------
             NET CASH PROVIDED (USED)
              BY OPERATING ACTIVITIES                     2,551,573       (7,074,151)
                                                        -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of equipment                                     (127,899)         (90,258)
 Proceeds from sale of assets                                                 14,500
                                                        -----------      -----------

             NET CASH (USED) BY INVESTING ACTIVITIES       (127,899)         (75,758)
                                                        -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Payment of dividends                                      (745,359)
 New borrowings
  Short-term                                              4,308,952        5,847,497
  Long-term                                               1,204,887
 Debt reduction
  Short-term                                             (5,978,586)
  Long-term                                                (977,308)        (735,330)
                                                        -----------      -----------
             NET CASH PROVIDED (USED)
              BY FINANCING ACTIVITIES                    (2,187,414)       5,112,167
                                                        -----------      -----------

     NET INCREASE (DECREASE) IN CASH                        236,260       (2,037,742)

CASH BEGINNING OF YEAR                                      222,290        2,260,032
                                                        -----------      -----------

             CASH AT END OF YEAR                        $   458,550      $   222,290
                                                        ===========      ===========


See accompanying notes.

--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
                                                            1997          1996
                                                         ----------     --------
Purchase of interest in subsidiary                       $  900,000
Debt incurred on purchase                                  (900,000)
                                                         ----------

Net cash outlay                                          $
                                                         ==========

Cash paid during the year for:
                                                            1997          1996
                                                         ----------     --------
Interest                                                 $1,404,231     $527,835
                                                         ==========     ========

LOFTS SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
------------------

The Company develops and markets seed products with a distribution network of locations operating throughout the United States.

Change in Fiscal Year
---------------------

Effective the year beginning July 1, 1996, the Company elected to change their fiscal year to a calendar year.

Use of Estimates
----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Inventory
---------

Inventory consists mainly of purchased seed either for resale or blending prior to resale and is valued at the lower of cost or market, with cost determined using the first-in, first-out method.

Property and Equipment
----------------------

Property and equipment are stated at cost and are depreciated by straight-line and accelerated methods over estimated useful lives.

Cash Equivalents
----------------

For purposes of the statement of cash flows, the Company considers all debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes
------------

Effective July 1, 1996, the Company has elected to be treated as an eligible small business (S Corporation) for tax purposes. Under this election, income is taxed to the individual stockholders and not to the Company. This special election recognized in all states the Company operates in, except one. Accordingly, the only income taxes reflected in the provision will be those due to this one state.

Reclassifications
-----------------

Certain amounts for 1996 have been reclassified where appropriate to conform with 1997 classifications.

LOFTS SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997

--------------------------------------------------------------------------------

NOTE B - BUSINESS COMBINATIONS

On June 28, 1996, all of the previously outstanding shares of Lofts Seed, Inc. were purchased for approximately $10,280,000, including acquisition costs. The book value of the net assets and liabilities at that time was approximately $9,814,000. The fair market value of the net assets and liabilities was approximately $11,163,000, resulting in an excess fair market value over purchase price of approximately $883,000. The purchase of the previously outstanding shares of Lofts Seed, Inc. was financed substantially through financing sources for approximately $10,000,000, accruals for approximately $210,000 and capital contributions of $100,000 from the new stockholders.

The adjustments for fair market value and allocation of excess of fair market value over purchase price were as follows:

   . Net deferred assets with a book value of approximately $226,000 were increased approximately $143,500 to a fair market value of approximately $369,500.

   . Property and equipment with a book value of approximately $1,880,000 were increased approximately $1,010,000 to a fair market value of approximately $2,890,000. Prior to the purchase transaction, one of the new stockholders acquired property and equipment with an adjusted fair market value of $2,200,000. In exchange, the stockholder assumed related debt for the property and equipment of $2,200,000. The remaining fair market value of property and equipment was approximately $690,000. This amount was subsequently decreased as a result of the allocation of excess of fair market value over the purchase price for approximately $465,000, plus an additional amount of approximately $42,000 for the effect on deferred tax assets.

   . Investment in an affiliated company required no adjustment to fair market value due to the fact that book value of $621,474 approximated fair market value. However, this amount decreased as a result of the allocation of excess fair market value over the purchase price for approximately $171,633.

   . Accrued expenses and other current liabilities with a book value of approximately $3,738,000 were decreased approximately $274,000 to a fair market value of approximately $3,464,000.

The acquisition was accounted for by the purchase method of accounting, whereby the Company allocated the purchase price to the assets based upon their fair market values. Since the fair market value of the assets and liabilities exceeded the net purchase price, property and equipment, investment in affiliated company and deferred taxes relating to the purchase and subsequent S corporation election were reduced.

LOFTS SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997

--------------------------------------------------------------------------------

NOTE B - BUSINESS COMBINATIONS

The table below presents the reduction:

                                       Fair
                                      Market
                                      Value            Adjustments        Total
                                   ----------          -----------       --------
  Property and equipment           $  690,123          $(506,499)        $183,624
  Investment in affiliate             621,474           (171,633)         449,841
  Deferred taxes                      369,482           (284,482)          85,000
                                   ----------          ---------         --------
                                   $1,681,079          $(962,614)        $718,465
                                   ==========          =========         ========

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                           1997        1996
                                         --------    --------
     Autos                               $ 52,232    $ 52,232
     Equipment                             69,877      34,120
     Furniture                            255,584     170,442
     Leasehold improvements                24,088      17,088
                                         --------    --------
                                          401,781     273,882
     Less accumulated depreciation         98,437      25,921
                                         --------    --------

                                         $303,344    $247,961
                                         ========    ========

Depreciation expense was $78,016 and $28,919 for the eleven months ended November 30, 1997 and the six months ended November 30, 1997, respectively.


NOTE D - INVESTMENT IN AFFILIATED COMPANY

Investment in affiliated company reflects ownership by the Company of 100% of the common stock of Sunbelt Seed, Inc. Summary of total information as of November 30, 1997 and December 31, 1996, (unaudited) are approximately as follows:

                                   1997          1996
                              -----------     -----------
  Current assets              $ 4,828,498     $ 3,467,421
  Noncurrent assets                                    91
  Current liabilities           3,196,609       1,608,349
  Net sales                    14,660,108      14,436,308
  Net income                      646,422         956,405

LOFTS SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997

--------------------------------------------------------------------------------

NOTE D - INVESTMENT IN AFFILIATED COMPANY

The investment in affiliated company was adjusted in a prior year as a result of the allocation of excess fair market value over the purchase price of the Company.

Included in accounts receivable is approximately $2,024,244 and $3,760, due from the affiliated company's at November 30, 1997 and December 31, 1996, respectively.


NOTE E - SHORT-TERM DEBT PAYABLE

The Company has a short term line of credit with an overall limitation of $13,140,000, not to exceed 80% of eligible accounts receivable and 50% of eligible inventory, less the amount of all accounts payable due to growers of seed inventory. Borrowings under the line of credit bear interest at prime. The line of credit agreement is collateralized by substantially all assets of the Company, certain assets of the principal stockholder and a related party company that is under common ownership. In addition, the line of credit is personally guaranteed by the principal stockholder. The current line of credit expires March 31, 1998.

The line of credit and notes payable agreement (Note F) place restrictions on among other things, dividend payments, capital expenditures, capital lease obligations, and officer compensation. In addition, the agreement requires maintaining various financial ratios at predefined levels. All requirements were either met or waived for the eleven months ended November 30, 1997.

As of November 30, 1997, the fair value of the line of credit was approximately equivalent to its carrying value, due to the fact that the interest rates currently available to the Company for debt with similar terms are approximately equal to the interest rates for its existing debt.

The Company has a short term loan of $804,887 bearing interest at prime. It is payable March 31, 1998. At the bank's option, this loan may be extended to a maximum of sixty months from the original closing date of August 29, 1997.

During 1997, the Company borrowed $805,000 from an affiliated company's line of credit. The amount was repaid in August of 1997.

NOTE F - LONG-TERM DEBT

The Company's long-term debt consists of the following:

                                                            1997        1996
                                                         ----------  ----------
  Note payable in monthly installments of $120,453
  through July 2001, with interest at prime,
  collateralized by substantially all of the
  Company's assets                                       $4,169,428

LOFTS SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997

--------------------------------------------------------------------------------

NOTE F - LONG-TERM DEBT

                                                                       1997          1996
                                                                     ----------    ----------
  Note payable in monthly installments of $76,369
  through July 2001, plus interest at prime plus 1%,
  collateralized by substantially all of the
  Company's assets                                                                 $5,081,786

  Note payable in monthly installments of $21,667
  through July 2001, plus interest at prime,
  collateralized by substantially all of the
  Company's assets                                                    1,235,050
                                                                     ----------    ----------
                                                                      5,404,478     5,081,786
  Less current maturities                                             1,278,634       916,428
                                                                     ----------    ----------

                                                                     $4,125,844    $4,165,358
                                                                     ==========    ==========

Future maturities of long-term debt are summarized as follows:

          1998                                                       $1,278,634
          1999                                                        1,471,011
          2000                                                        1,584,613
          2001                                                          875,170
          2001                                                          195,050
                                                                     ----------
                                                                     $5,404,478
                                                                     ==========

Interest expense was $1,383,833 and $568,358 for the eleven months ended November 30, 1997 and the six months ended December 31, 1996, respectively.


NOTE G - SUBORDINATED NOTES PAYABLE

Subordinated notes payable to related parties represent the following:

                                                                       1997          1996
                                                                    ----------    ----------
  Note payable to an affiliated company under common
  control, payable upon demand plus interest at prime
  plus 2%.  The note is subordinated to the bank debt               $1,557,547    $1,747,492

  Note payable to the principal stockholder, payable
  in full in June 1998.  Interest is payable quarterly
  at prime plus 2%.  The note is subordinated to the
  bank debt                                                                           50,000
                                                                    ----------    ----------
                                                                    $1,557,547    $1,797,492
                                                                    ==========    ==========

                                                                             -8-

LOFTS SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997

--------------------------------------------------------------------------------

NOTE H - LEASES AND RELATED PARTIES

Effective June 1996, the Company entered into two new operating lease agreements with its majority stockholder to lease certain facilities in Oregon. The leases require annual lease payments of $266,748 and expire in 2001.

Effective June 1996, the Company entered into a new lease agreement with its majority stockholder to lease certain facilities in Massachusetts. The lease requires annual lease payments of $61,500 and expires in 2001.

During the year, the Company entered into multiple lease agreements leasing vehicles and equipment over periods ranging from 12 to 48 months, with lease payments from $227 to $531.

Future minimum lease payments required by leases are summarized as follows:

  1998                                                          $  711,590
  1999                                                             644,006
  2000                                                             474,313
  2001                                                             272,743
                                                                ----------

                                                                $2,926,605
                                                                ==========

Total lease expense charge to operations was $842,321 and $500,755 for the eleven months ended November 30, 1997 and the six months ended December 31, 1996, respectively.


NOTE I - DEFERRED COMPENSATION

The Company is obligated to make payments to the surviving spouse of a deceased officer for a period of twenty years from the date of the death of such officer (February 1983) or to the death of the surviving spouse, if earlier. The obligation is payable at $800 per week including interest at 9% through February 2003. The interest paid in connection with the obligation was $15,437 and $10,014 for the eleven months ended November 30, 1997 and the six months ended December 31, 1996, respectively.


NOTE J - INCOME TAXES

The income tax provision resulting from federal taxes due prior to the election to be treated as an S-Corporation consists of the following:

                                                                  1996
                                                                 -------
  Federal income tax                                             $14,902
                                                                 =======

                                                                             -9-

LOFTS SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997

--------------------------------------------------------------------------------

NOTE J - INCOME TAXES

As discussed in Note A, the Company has elected to be treated as an eligible small business (S Corporation) in all states that it operates in except one. In this state there is a net operating loss carryforward of $11,336,550 that begins expiring in December 1997 as follows:

     1997                                                      $ 2,950,162
     1998                                                        2,670,452
     1999                                                        2 962,828
     2000                                                        1,268,260
     2001                                                        1,484,848
                                                               -----------

                                                               $11,336,550
                                                               ===========

Deferred taxes result from timing differences in the recognition of expenses for income tax and financial statement purposes. The source of these differences and the tax effect is as follows:

  Net operating loss carryforward                     $ 903,550
  Valuation allowance                                  (818,550)
                                                      ---------

                                                      $  85,000
                                                      =========

NOTE K - CONCENTRATION OF ECONOMIC DEPENDENCY

Sales to three customers approximated $19,991,614 (32%) of the Company's sales for the eleven months ended November 30, 1997.


NOTE L - PURCHASE CONTRACTS

The Company maintains in the ordinary course of business, numerous contracts with seed growers, primarily in the state of Oregon, to grow specified seed varieties for a specified period of time (generally three years) and to sell the harvested seed to the Company at a specified price per pound. These contracts expire at various dates.

LOFTS SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997

--------------------------------------------------------------------------------

NOTE M - ROYALTY CONTRACTS

The Company has entered into numerous royalty contracts with individuals and research facilities which developed certain varieties of grass seed sold by the Company. Royalties are based on pounds of seed sold and computed at the growers' prices. Royalty percentages range from 2% to 6%. The majority of contracts have minimum payments ranging from $100 to $1,000.


NOTE N - CONTINGENCIES

The Company is subject to legal proceedings and claims arising in the ordinary course of business. It is management's opinion that all legal proceedings and claims having a material effect on the financial statements have been adequately recorded.


NOTE O - INTERCOMPANY SALES

Intercompany sales between the various divisions of the Company have not been eliminated from the financial statements. These sales amounted to $15,707,849 and $6,494,611 for the eleven months ended November 30, 1997 and the six months ended December 31, 1996, respectively.


NOTE P - PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan for qualified employees. The terms of the plan define qualified employees as all full time non-union employees. Qualified employees may contribute from 2% to 10% of their gross pay. The Company has the option to match up to 25% of the employees' contributions up to 4% of eligible employee contributions. The Company's contributions to the participants investments accounts are fully vested after five years. The Company did not make any contributions for the eleven months ended November 30, 1997 or the six months ended December 31, 1996.


NOTE Q  SUBSEQUENT EVENT

Effective January 6, 1998, all of the Company's stock was purchased by another Company. As a part of the purchase, all security guarantees between the bank and former stockholders were released.

                  [LETTERHEAD OF AMPER, POLITZINER & MATTIA]


                          Independent Auditors' Report



Board of Directors
Lofts Seed, Inc.

We have audited the accompanying balance sheets of Lofts Seed, Inc. as of June 30, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lofts Seed, Inc. as of June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                         /s/ Amper, Politziner & Mattia
                                         AMPER, POLITZINER & MATTIA

September 26, 1996
Edison, New Jersey

                               LOFTS SEED, INC.
                                Balance Sheets
                                   June 30,

                                    Assets

                                                                                                  1996                    1995
                                                                                             ---------------        ----------------

Current assets
 Cash                                                                                        $    2,260,032         $       90,015
 Accounts receivable - less allowance for
  doubtful accounts of $485,000 and $285,000                                                      4,418,374              4,306,616
 Inventory                                                                                        6,204,974              8,037,012
 Prepaid expenses                                                                                    79,453                 82,630
 Deferred tax assets                                                                                 90,000                321,700
 Other current assets                                                                               190,048                172,284
                                                                                             --------------         --------------
                                                                                                 13,242,881             13,010,257
                                                                                             --------------         --------------

Property and equipment, net of accumulated depreciation                                             183,624              1,733,185
                                                                                             --------------         --------------

Other assets
 Investment in affiliated company                                                                   165,359                504,000
 Deferred tax assets                                                                                279,500                216,400
 Loan acquisition costs                                                                              30,000                      -
 Other assets                                                                                        25,809                 30,275
                                                                                             --------------         --------------
                                                                                                    500,668                750,675
                                                                                             --------------         --------------
                                                                                             $   13,927,173         $   15,494,117
                                                                                             ==============         ==============


                      Liabilities and Stockholders' Equity

Current liabilities
 Note payable - bank                                                                         $      700,000         $      995,000
 Current maturities of long-term debt                                                             1,054,000                 26,000
 Accounts payable                                                                                 1,994,379              2,779,736
 Royalties payable                                                                                  811,888                989,780
 Accrued expenses and other current liabilities                                                   1,274,063                857,446
 Due to former stockholder                                                                        1,512,040                      -
 Deferred compensation, current maturities                                                           23,949                 21,900
                                                                                             --------------         --------------
                                                                                                  7,370,319              5,669,862

Long-term debt, net of current maturities                                                         4,763,118                197,010
Deferred compensation, net of current maturities                                                    183,736                207,675

Subordinated notes payable - related parties                                                      1,510,000                      -

Stockholders' equity
Class A voting common stock, no par value,
 230 shares authorized, issued and outstanding                                                       23,000                      -

Class B non-voting common stock, no par value,
 770 shares authorized, issued and outstanding                                                       77,000                      -

Common stock, no par value, 500,000 shares authorized,
 253,256 shares issued, 250,000 shares outstanding                                                        -                440,612
Retained earnings                                                                                         -              9,013,901
                                                                                             --------------         --------------
                                                                                                    100,000              9,454,513
  Less treasury stock, at cost, 3,256 shares                                                              -                (34,943)
                                                                                             --------------         --------------
  Total stockholders' equity                                                                        100,000              9,419,570
                                                                                             --------------         --------------
                                                                                             $   13,927,173         $   15,494,117
                                                                                             ==============         ==============

               See accompanyning notes to financial statements.

                                LOFTS SEED INC.
                           Statements of Operations
                         For the Years Ended June 30,

                                                              1996                                   1995
                                                          ------------                           ------------
                                                                              Percentage                            Percentage
                                                                                  of                                    of
                                                                               Net Sales                             Net Sales
                                                                              -----------                           -----------
Revenue
 Net sales                                                $42,488,363              100.0         $43,140,842             100.0
 Royalty and commission income                                327,558                 .8             136,025                .3
 Service charges income                                        67,203                 .1              78,984                .2
                                                          -----------         ----------         -----------             -----
                                                           42,883,124              100.9          43,355,851             100.5

Cost of goods sold                                         33,582,471               79.0          33,967,039              78.7
                                                          -----------         ----------         -----------             -----

Gross profit                                                9,300,653               21.9           9,388,812              21.8

Selling, general and
  administrative expenses                                   8,683,735               20.4           9,303,852              21.6
                                                          -----------         ----------         -----------             -----

Earnings from operations                                      616,918                1.5              84,960                .2
                                                          -----------         ----------         -----------             -----

Other income (expense)
 Equity in earnings of affiliate                              191,000                 .4              80,000                .2
 Management fees                                              225,000                 .5             100,000                .3
 Interest expense                                            (191,142)               (.4)           (263,653)              (.6)
 Miscellaneous income                                          82,091                 .2              63,842                .1
 Gain (loss) on sale of property
   and equipment                                               (7,554)                 -               7,809                 -
                                                          -----------         ----------         -----------             -----
                                                              299,395                 .7             (12,002)                -
                                                          -----------         ----------         -----------             -----

Earnings before provision for
  income taxes                                                916,313                2.2              72,958                .2

Provision for income taxes                                    362,000                 .9              18,000                .1
                                                          -----------         ----------         -----------             -----

Net income                                                $   554,313                1.3         $    54,958                .1
                                                          ===========         ==========         ===========             =====

               See accompanyning notes to financial statements.

                                LOFTS SEED, INC.
                       Statements of Stockholders' Equity
                   For the Years Ended June 30, 1996 and 1995


                                                  Common               Retained             Treasury         Stockholders'
                                                  Stock                Earnings               Stock              Equity
                                                ----------           ------------           ---------        --------------

Balance - July 1, 1994                          $ 440,612            $ 9,031,353            $(34,943)          $ 9,437,022

Net income                                              -                 54,958                   -                54,958

Dividends declared                                      -                (72,410)                  -               (72,410)
                                                ---------            -----------            --------           -----------

Balance - June 30, 1995                           440,612              9,013,901             (34,943)            9,419,570

Net income                                              -                554,313                   -               554,313

Dividends declared                                      -               (160,000)                  -              (160,000)

Issuance of common stock                          100,000                      -                   -               100,000

Purchase acquisition adjustments                 (440,612)            (9,408,214)             34,943            (9,813,883)
                                                ---------            -----------            --------           -----------

Balance - June 30, 1996                         $ 100,000            $         -            $      -           $   100,000
                                                =========            ===========            ========           ===========

               See accompanyning notes to financial statements.

                                LOFTS SEED, INC.
                            Statements of Cash Flows
                          For the Years Ended June 30,

                                                                                      1996                      1995
                                                                                 ------------              ------------

Cash flows from operating activities
 Net income                                                                       $   554,313               $    54,958
                                                                                 ------------               -----------
 Adjustments to reconcile net income to net
  cash from operating activities
   Depreciation                                                                       192,799                   184,931
   Bad debt expense                                                                   301,994                   122,418
   Deferred tax expense                                                               312,000                     9,300
   Equity in earnings of affiliate                                                   (191,000)                  (80,000)
   (Gain) loss on sale of property and equipment                                        7,554                    (7,809)
   (Increase) decrease in
    Accounts receivable                                                              (415,226)                  112,228
    Inventory                                                                       1,832,038                   305,374
    Prepaid expenses                                                                    3,177                     7,988
    Other current assets                                                              (17,764)                    8,183
    Other assets                                                                        4,448                   (13,793)
   Increase (decrease) in
    Accounts payable                                                                 (785,357)               (1,335,459)
    Royalties payable                                                                (177,892)                 (110,422)
    Accrued expenses and other current liabilities                                    393,463                  (309,831)
    Deferred compensation                                                             (21,890)                  (20,007)
                                                                                  -----------               -----------
     Total adjustments                                                              1,438,344                (1,126,899)
                                                                                  -----------               -----------
                                                                                    1,992,657                (1,071,941)
                                                                                  -----------               -----------
Cash flows from investing activities
 Payments for purchase of property and equipment                                     (299,270)                 (349,845)
 Proceeds from sale of property and equipment                                               -                    25,850
 Dividends received from affiliated company                                            75,000                    40,000
                                                                                  -----------               -----------
                                                                                     (224,270)                 (283,995)
                                                                                  -----------               -----------

Cash flows from financing activities
 Net proceeds (payments) of note payable - bank                                      (995,000)                  995,000
 Principal payments of long-term debt                                                 (43,000)                  (26,000)
 Dividend payments                                                                    (72,410)                        -
 Increase in due to former stockholder                                              1,512,040                         -
                                                                                  -----------               -----------
                                                                                      401,630                   969,000
                                                                                  -----------               -----------

Net change in cash                                                                  2,170,017                  (386,936)

Cash - beginning                                                                       90,015                   476,951
                                                                                  -----------               -----------

Cash - ending                                                                     $ 2,260,032               $    90,015
                                                                                  ===========               ===========

      Supplemental disclosure of cash paid
      Interest                                                                    $   191,142               $   244,373
      Income taxes                                                                     10,000                    85,568

               See accompanyning notes to financial statements.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 1 -  Summary of Significant Accounting Policies
          ------------------------------------------
          Operations
          ----------
          Lofts Seed, Inc., (the "Company"), develops, markets and distributes seed products, with various operating facilities located throughout the United States. Credit is granted to substantially all customers, the majority of whom are in the retail and professional lawn products and services industries and located throughout the United States. The Company does not generally require collateral from its customers.

          Use of Estimates
          ----------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Principles of Consolidation
          ---------------------------
          At June 30, 1995 and for the year ended June 30, 1995, the consolidated financial statements include the accounts of Lofts Seed, Inc. and its wholly owned subsidiary, Great Western Seed Co., after elimination of all significant intercompany balances and transactions (See Note 2).

          Inventory
          ---------
          Inventory consists primarily of purchased seed either for resale or blending prior to resale and is stated at the lower of cost (first-in, first-out basis) or market.

          Property and Equipment
          ----------------------
          Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:



                                                                  Estimated
                                                   Method        Useful Life
                                                -------------   -------------

        Building and building improvements      Straight-line   10 - 20 years
        Machinery and equipment                 Straight-line     5 - 7 years
        Furniture and fixtures                  Straight-line         5 years
        Leasehold improvements                  Straight-line   10 - 20 years

        Investment in Affiliated Company
        --------------------------------
        Investment in affiliated company is reflected using the equity method (See Note 5).

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 1 -  Summary of Significant Accounting Policies - (continued)
          ------------------------------------------
          Income Taxes
          ------------
          Effective July 1, 1996, the Company will be taxed as an S-Corporation under the Internal Revenue Code. Under this election, the profits, losses, credits and deductions of the Company are passed to the individual stockholders. Profits and losses of the Company remain taxable at the state level.

          Loan Acquisition Costs
          ----------------------
          Loan acquisition costs represent certain bank charges and professional fees incurred in connection with bank debt acquired in June 1996. Loan acquisition costs will be amortized on a straight-line basis over a five year period beginning in July 1996.

Note 2 -  Business Combination
          --------------------
          On June 28, 1996, all of the previously outstanding shares of Lofts Seed, Inc. were purchased for approximately $10,280,000, including acquisition costs. The book value of the net assets and liabilities at June 28, 1996 was approximately $9,814,000. The fair market value of the net assets and liabilities at June 28, 1996 was approximately $11,163,000, resulting in an excess fair market value over purchase price of approximately $883,000. The purchase of the previously outstanding shares of Lofts Seed, Inc. was financed substantially through financing sources for approximately $10,000,000, inclusive of approximately $1,500,000 of subordinated debt payable to related parties, accruals of approximately $210,000 and capital contributions of $100,000 from the new stockholders of the Company.

          The adjustment for fair market value and allocation of excess of fair market value over purchase price were as follows:

                 1. Net deferred tax assets with a book value of approximately $226,000 were increased approximately $64,000 to a fair market value of approximately $290,000. This amount was subsequently increased by approximately $79,500 as a result of allocating the excess of fair market value over the purchase price.

                 2. Property and equipment with a book value of approximately $1,880,000 were increased approximately $1,010,000 to a fair market value of approximately $2,890,000. Prior to the purchase transaction, one of the new shareholders acquired property and equipment with an adjusted fair market value of $2,200,000. In exchange, the shareholder assumed related debt for the property and equipment of $2,200,000. The remaining fair market value of property and equipment was approximately $690,000. This amount was subsequently decreased as a result of the allocation of excess of fair market value over the purchase price for approximately $465,000, plus an additional amount of approximately $42,000 for the effect on deferred tax assets.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 2 -  Business Combination - (continued)
          --------------------
                 3. Investment in affiliated company required no adjustment to fair market value due to the fact that book value (approximately $621,000) approximated fair market value. However, this amount decreased as a result of the allocation of the excess of fair market value over the purchase price for approximately $418,000, plus an additional amount of approximately $37,500 for the effect on deferred tax assets.

                 4. Accrued expenses and other current liabilities with a book value of approximately $3,738,000 were decreased approximately $274,000 to a fair market value of approximately $3,464,000.


          The acquisition was accounted for by the purchase method of accounting, whereby the Company allocated the purchase price to the assets based upon their fair market values. Since the fair market value of the assets and liabilities exceeded the net purchase price, property and equipment and investment in affiliated company were reduced. The table below presents the reduction:

                                                                             Fair           Adjustments
                                                                            Market                              Adjusted
                                                                            Value         (A)          (B)       Total
                                                                          ----------   ----------   ---------   --------

           Property and equipment                                         $  690,123   $(464,678)   $(41,821)   $183,624
           Investment in affiliated company                                  621,474    (418,454)    (37,661)    165,359
                                                                          ----------   ---------    --------    --------

              Total                                                       $1,311,597   $(883,132)   $(79,482)   $348,983
                                                                          ==========   =========    ========    ========

          (A) Reduction for excess of fair market value of assets over the purchase price.

          (B) Tax effect of the reduction for the excess of fair market value of assets over the purchase price (Deferred taxes).

          On June 28, 1996, Great Western Seed Co. was merged into Lofts Seed, Inc. This merger took place prior to the stock sale described above. All significant intercompany balances and transactions were eliminated.

Note 3 -  Concentration of Cash Balance
          -----------------------------
          The Company maintained cash accounts totaling approximately $3,000,000 at June 30, 1996 in various banks insured by the Federal Deposit Insurance Corporation (FDIC). These balances exceed the insured amount of $100,000 per bank.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 4 -  Property and Equipment
          ----------------------

                                                                                           June 30,
                                                                                   1996              1995
                                                                               -----------        -----------

            Land                                                                  $      -          $   403,531
            Building and building improvements                                           -            1,278,578
            Machinery and equipment                                                163,215            1,479,699
            Furniture and fixtures                                                  20,409              568,837
            Leasehold improvements                                                       -              224,076
                                                                                  --------          -----------
                                                                                   183,624            3,954,721
            Accumulated depreciation                                                     -           (2,221,536)
                                                                                  --------          -----------
            Net property and equipment                                            $183,624          $ 1,733,185
                                                                                  ========          ===========

          Property and equipment was adjusted as a result of the allocation of the excess fair market value over the purchase price. (See Note 2).

          Depreciation expense was $192,799 and $184,931 for the years ended June 30, 1996 and 1995, respectively.

Note 5 -  Investment in Affiliated Company
          --------------------------------
          Investment in affiliated company reflects ownership by the Company of 50% of the common stock of Sunbelt Seed, Inc. Summary of information for the investee as of June 30, (unaudited) are approximately as follows:

                                                                                     June 30,
                                                                        1996                      1995
                                                                     -----------               -----------

            Current assets                                           $ 1,284,000               $ 1,077,000
            Noncurrent assets                                                400                     3,000
            Current liabilities                                           32,400                    62,000
            Noncurrent liabilities                                        10,000                    10,000
            Net sales                                                 12,831,000                10,564,000
            Net income                                                   382,000                   161,000

          The investment in affiliated company was adjusted as a result of the allocation of the excess of the fair market value over the purchase price. (See note 2).

          Sales to the affiliated company were approximately $6,050,000 and $6,550,000 for the years ended June 30, 1996 and 1995, respectively.

          Included in accounts receivable at June 30, 1996 and 1995 are approximately $30,000 and $40,000 due from the affiliated company, respectively.

          Management fee income of $225,000 and $100,000 was received from the affiliated company for the years ended June 30, 1996 and 1995, respectively.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 5 -  Investment in Affiliated Company - (continued)
          --------------------------------
          Dividends of $75,000 and $40,000 were received from the affiliated company for the years ended June 30, 1996, and 1995, respectively.

Note 6 -  Note Payable - Bank
          -------------------
          The Company has a line of credit with an overall limitation of $13,140,000, not to exceed 80% of eligible accounts receivable and 40% of eligible inventory less the amount of all accounts payable due to growers of seed inventory. Borrowings under the line of credit bear interest at prime plus 1.75%. The prime rate at June 30, 1996 was 8.25%. During the months of January, February, March and April, the line of credit will have a seasonal availability of up to $2,000,000. Borrowings under the seasonal availability bear interest at prime plus 3%. The line of credit agreement is collateralized by substantially all assets of the Company, certain assets of the principal stockholder and a related party company that is under common ownership. In addition, the line of credit is personally guaranteed by the principal stockholder. The current line of credit expires July 1, 1997.

          The line of credit and note payable to bank (See Note 7) agreement places restrictions on dividend payments, capital expenditures, capital lease obligations, and stockholder, directors and officers compensation and contains requirements for maintaining defined levels of tangible net worth, as well as various financial ratios, including debt to equity.

          As of June 30, 1995, the Company had a line of credit with an overall limitation of $5,000,000. Interest on this line of credit was at prime plus .50%. The prime rate at June 30, 1995 was 9%.

          As of June 30, 1996, the fair value of the line of credit was approximately equivalent to its carrying value, due to the fact that the interest rates currently available to the Company for debt with similar terms are approximately equal to the interest rates for its existing debt.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 7 -  Long-Term Debt
          --------------

                                                                                                  June 30
                                                                                             1996          1995
                                                                                             ----          ----
        Mortgage note payable to a bank, payable
        at $2,167 per month plus interest at prime
        plus .75%.  This mortgage was paid in total
        in July 1996.                                                                        $  197,010   $  223,010

        Note payable to a bank, payable in fifty-nine
        equal monthly installments of $120,453
        including interest at prime plus 2%.  Any
        remaining principal is due and payable in
        July 2001.  This note is collateralized by
        substantially all assets of the Company and
        certain assets of the principal stockholders
        and a related party company that is under
        common ownership.  The note is personally
        guaranteed by the principal stockholder of
        Company.  See note 6 for the debt restrictions.                                       5,540,000            -

        Various equipment loans through July 2000
        payable at $1,834 per month including interest
        at various rates.                                                                        80,108            -
                                                                                             ----------   ----------

        Total                                                                                 5,817,118      223,010
        Less current maturities                                                               1,054,000       26,000
                                                                                             ----------   ----------
        Long-term debt, net of current
          maturities                                                                         $4,763,118   $  197,010
                                                                                             ==========   ==========

        The prime rate as of June 30, 1996 and 1995 was 8.25% and 9%, respectively.

        The approximate aggregate amount of all long-term debt maturities for the years ending June 30, is as follows:

            1997                                                                                          $1,054,000
            1998                                                                                           1,032,000
            1999                                                                                           1,138,000
            2000                                                                                           1,154,000
            2001                                                                                           1,439,000
                                                                                                          ----------
                                                                                                          $5,817,000
                                                                                                          ==========

          As of June 30, 1996, the fair value of long-term debt was approximately equivalent to its carrying value, due to the fact that the interest rates currently available to the Company for debt with similar terms are approximately equal to the interest rates for its existing debt.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 8 -  Due to Former Stockholder
          -------------------------
          The balance at June 30, 1996 represents an amount due to a former stockholder for the purchase of stock, as discussed in Note 2. The balance was paid in July 1996.

Note 9 -  Subordinated Notes Payable - Related Parties
          --------------------------------------------
          At June 30, 1996, subordinated notes payable-related parties represent the following:

          Note payable to an affiliated company under
          common control, payable upon demand plus
          interest at prime plus 2%.  The note is
          subordinated to the bank debt.                       $1,460,000

          Note payable to the principal stockholder
          payable in full in June 1998.  Interest is
          payable quarterly commencing September
          1996 at prime plus 2%.  The note is
          subordinated to the bank debt.                           50,000
                                                               ----------
                                                               $1,510,000
                                                               ==========

          Determination of the fair value of the above debt is not practicable due to the related party nature of the debt.

Note 10 - Deferred Compensation
          ---------------------
          The Company is obligated to make payments to the surviving spouse of a deceased officer for a period of 20 years from the date of death of such officer (February 1983) or to the death of the surviving officer's spouse, if earlier. The obligation is payable at $800 per week including interest at 9% through February 2003. The interest paid in connection with the obligation was approximately $20,000 and $22,000 for the years ended June 30, 1996 and 1995.

Note 11 - Income Taxes
          ------------
          Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities follows:

                                                         June 30,
                                                 1996             1995
                                                -------          --------

          Current assets and liabilities
            Allowance for doubtful accounts     $44,000          $118,400
            Inventory                            17,000           162,400
            Accrued expense and other            29,000            40,900
                                                -------          --------
                                                 90,000           321,700
            Valuation allowance                       -                 -
                                                -------          --------
              Net current deferred tax asset    $90,000          $321,700
                                                =======          ========

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 11 - Income Taxes - (continued)
          --------------------------
          Noncurrent assets and liabilities

              Depreciation                                                         $   38,500                  $         -
              Deferred compensation                                                    17,000                       86,200
              Net operating loss carryforwards                                      1,170,000                    1,421,800
              Investment in affiliate                                                 (10,000)                    (188,600)
                                                                                   ----------                  -----------
                                                                                    1,215,500                    1,319,400

              Valuation allowance                                                    (936,000)                  (1,103,000)
                                                                                   ----------                  -----------

          Net noncurrent deferred tax asset                                        $  279,500                  $   216,400
                                                                                   ==========                  ===========

          The valuation allowance has been established for those loss carryforwards which are presently considered more likely than not to be realized.

          The provision for income taxes for the years ended June 30, 1996 and 1995 consists of the following:

                                                                                                   June 30,
                                                                                       1996                        1995
                                                                                     --------                   ----------

          Current tax expense (net of benefit
           of net operating losses carryforwards of
           approximately $750,000)                                                    $ 50,000                   $   8,700
          Deferred tax expense                                                         312,000                       9,300
                                                                                      --------                   ---------
                                                                                      $362,000                   $  18,000
                                                                                      ========                   =========

          A reconciliation of net deferred tax assets as of June 30, 1996 follows:

            Net deferred current and noncurrent
             deferred tax assets - June 30, 1995                                                                  $538,100
            Deferred tax expense                                                                                  (312,000)
            Effect of allocating excess fair market value over purchase price to property and equipment and investment in affiliated
             company                                                                                                79,500
            Net deferred tax adjustment to fair market value for purposes
             of applying the purchase method of accounting                                                          63,900
                                                                                                                 ---------

            Net deferred current and noncurrent deferred tax assets -
             June 30, 1996                                                                                       $ 369,500
                                                                                                                 =========

          As of June 30, 1996, the Company has state net operating loss carryforwards of approximately $12,900,000.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 11 - Income Taxes - (continued)
          --------------------------
          These net operating losses expire as follows:

          1997                                                                                      $ 1,500,000
          1998                                                                                        2,900,000
          1999                                                                                        2,700,000
          2000                                                                                        3,000,000
          2001                                                                                        1,300,000
          2002                                                                                        1,500,000
                                                                                                    -----------
                                                                                                    $12,900,000
                                                                                                    ===========

Note 12 - Operating Leases
          ----------------
          The Company leases warehouse space in Allentown, Pennsylvania under a five year lease expiring October 1999, with renewal options for two five year periods. Monthly payments under the current lease are approximately $12,000 per month. The Company is required to pay utilities, insurance and other costs relating to the leased facilities.

          The Company leases office space for the corporate headquarters under a five year lease expiring December 1999 with a renewal option for an additional five year period. Monthly payments under the current lease are approximately $5,000. The Company is required to pay property taxes, utilities, insurance and other costs related to the leased facilities.

          The Company leases warehouse space in Beltsville, Maryland, under a lease expiring June 2001. Monthly payments under the current lease are approximately $12,000. The Company is required to pay utilities, insurance and other costs relating to the leased facilities.

          The Company leases warehouse space in Wilmington, Ohio, under a lease expiring December 1996. Monthly payments under the current lease are approximately $7,000. The Company is required to pay utilities and other costs relating to the leased facilities.

          In June 1996, the Company began leasing warehouse space and a research farm in Oregon and warehouse space in Massachusetts from the principal stockholder under leases expiring in June 2001. Total monthly payments under these leases are approximately $25,000. The Company is required to pay utilities, insurance, taxes and other costs relating to the leased facilities.

          The Company also leases warehouse space in Arlington, Massachusetts on a month to month basis. Monthly payments are approximately $2,000. The Company is required to pay utilities, insurance and other costs relating to these facilities.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 12 - Operating Leases - (continued)
          ----------------
          The Company has various leases for vehicles expiring through December 1999. Monthly payments under the various leases range from approximately $350 to $1,350.

          The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 1996:

          For the Years
         Ending June 30,
         ---------------


          1997                                                                               $  769,000
          1998                                                                                  729,000
          1999                                                                                  691,000
          2000                                                                                  512,000
          2001                                                                                  437,000
                                                                                             ----------

          Total minimum payments required                                                    $3,138,000
                                                                                             ==========

          Rent expense for the years ended June 30, 1996 and 1995, was approximately $487,000 and $604,000, respectively, which includes expense of $113,000 for the year ended June 30, 1995 to an entity controlled by the former stockholders.

Note 13 - Employee Benefit Plan
          ---------------------
          The Company has a 401(k) plan ("Plan") for qualified employees. The terms of the Plan define qualified employees as all full-time non-union employees. Qualified employees may contribute from 2% to 10% of their gross pay. The Company matches 25% of the employees' contributions up to 4% of employee contributions. The Company's contributions to the participants' investment accounts are fully vested after five years.

          The Company's contributions for the years ended June 30, 1996 and 1995, were approximately $30,000 and $23,000, respectively.

Note 14 - Noncash Transactions
          --------------------
          As of June 30, 1996 and 1995, dividends of $160,000 and $72,410, respectively, were declared but not paid.

                               LOFTS SEED, INC.
                         Notes to Financial Statements

Note 15 - Major Customers/Suppliers
          -------------------------
          Sales to three customers approximated 22% of the Company's sales and 25% of accounts receivable for the year ended June 30, 1996. Sales to one customer approximated 18% of the Company's sales and 16% of accounts receivable for the year ended June 30, 1995. Major customers are considered to be those who accounted for more than 10% of total sales.

Note 16 - Purchase Contracts
          ------------------
          The Company maintains, in the ordinary course of business, numerous contracts with seed growers, primarily in the state of Oregon, to grow specified seed varieties for a specified period of time (generally three years) and to sell the harvested seed to the Company at a specified price per pound. These contracts expire at various dates.

Note 17 - Royalty Contracts
          -----------------
          The Company has entered into numerous royalty contracts with individuals and research facilities which developed certain varieties of grass seed sold by the Company. Royalties are based on pounds of seed sold and computed at the growers' prices. Royalty percentages range from 2% to 6%. The majority of contracts have minimum payments ranging from $100 to $1,000.

Note 18 - Contingencies
          -------------
          The Company is subject to legal proceedings and claims arising in the ordinary course of business. It is management's opinion that all legal proceedings and claims having a material effect on the financial statements have been adequately recorded.

                         INDEPENDENT AUDITORS' REPORT


To the Stockholders
Budd Seed, Inc.
Winston-Salem, North Carolina

We have audited the accompanying balance sheets of Budd Seed, Inc. as of November 30, 1997 and December 31, 1996, and the related statements of operations and retained earnings, and cash flows for the eleven months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Budd Seed, Inc. as of November 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the eleven months and year then ended in conformity with generally accepted accounting principles.


/s/ Cannon & Co.

January 8, 1998

BUDD SEED, INC.
BALANCE SHEETS
November 30, 1997 and December 31, 1996
-------------------------------------------------------------------------------

                                                            1997         1996
                                                        ----------    ----------
ASSETS

CURRENT ASSETS
 Cash                                                   $  147,336    $   99,259
 Trade accounts receivable, net of allowance for
  doubtful accounts of $9,020 for 1997 and $9,600
  for 1996                                                 788,845       883,074
 Inventory                                               1,463,547     2,423,054
 Prepaid expenses                                            3,284        15,282
                                                        ----------    ----------

                             TOTAL CURRENT ASSETS        2,403,012     3,420,669

PROPERTY AND EQUIPMENT                                      23,265        33,139
                                                        ----------    ----------

                                     TOTAL ASSETS       $2,426,277    $3,453,808
                                                        ==========    ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Note payable                                           $  275,000    $1,809,000
 Current portion of long-term debt                          39,528        39,528
 Trade accounts payable                                    209,917       461,575
 Accrued expenses                                           27,211        32,671
 Accrued payroll                                           140,500        43,967
                                                        ----------    ----------

                        TOTAL CURRENT LIABILITIES          692,156     2,386,741
                                                        ----------    ----------
LONG-TERM DEBT                                              63,540        99,774
                                                        ----------    ----------

STOCKHOLDER'S EQUITY
 Common stock, Class A (voting), no par value,
  100,000 shares authorized and 21,457 shares
  issued                                                    12,474        12,474
 Common stock, Class B (nonvoting), no par value,
  1,000,000 shares authorized and 214,570 shares
  issued                                                   124,738       124,738
 Additional paid-in capital                                655,294       655,294
 Retained earnings                                         878,075       174,787
                                                        ----------    ----------
                                                         1,670,581       967,293
                                                        ----------    ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $2,426,277    $3,453,808
                                                        ==========    ==========

See accompanying notes.

BUDD SEED, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
Eleven Months Ended November 30, 1997 and Year Ended December 31, 1996
-------------------------------------------------------------------------------

                                                                      1997            1996
                                                                  -----------     ----------
NET SALES                                                         $11,471,693     $9,480,386

COST OF SALES                                                       9,208,998      7,757,192
                                                                  -----------     ----------

                                      GROSS PROFIT                  2,262,695      1,723,194

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                        1,333,893      1,206,299
                                                                  -----------     ----------

                                                                      928,802        516,895
                                                                  -----------     ----------
OTHER INCOME (EXPENSE)
 Miscellaneous income                                                  47,436         23,931
 Finance charge income                                                 15,034         18,964
 Commissions income                                                                      722
 Loss on dispositions of fixed assets, net                                            (1,293)
 Interest expense                                                     (92,681)      (136,041)
                                                                  -----------     ----------
                                                                      (30,211)       (93,717)
                                                                  -----------     ----------
                                        NET INCOME                    898,591        423,178

BEGINNING RETAINED EARNINGS                                           174,787        (76,391)

Dividends paid                                                       (195,303)      (172,000)
                                                                  -----------     ----------

                          ENDING RETAINED EARNINGS                $   878,075     $  174,787
                                                                  ===========     ==========

See accompanying notes.

BUDD SEED, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
November 30, 1997 and December 31, 1996
--------------------------------------------------------------------------------

                                        Voting             Nonvoting         Additional
                                     Common Stock         Common Stock        Paid-In     Retained
                                  Shares      Amount    Shares    Amount      Capital     Earnings    Total
                                  ------      ------    ------    ------      -------     --------    -----
Balance, January 1, 1996           18,238    $ 1,658   182,380    $ 16,580    $655,294   $(76,391)    $597,141

Exercise of stock options           3,219     10,816    32,190     108,158                             118,974

Net income                                                                                423,178      423,178

Distributions to Stockholders                                                            (172,000)    (172,000)
                                   ------    -------   -------    --------    --------   --------   ----------

Balance, December 31, 1996         21,457     12,474   214,570     124,738     655,294    174,787      967,293

Net income                                                                                898,591      898,591

Distributions to stockholders                                                            (195,303)    (195,303)
                                   ------    -------   -------    --------    --------   --------   ----------

Balance, November 30, 1997         21,457    $12,474   214,570    $124,738    $655,294   $878,075   $1,670,584
                                   ======    =======   =======    ========    ========   ========   ==========

See accompanying notes.

BUDD SEED, INC.
STATEMENTS OF CASH FLOWS
Eleven Months Ended November 30, 1997 and Year Ended December 31, 1996

--------------------------------------------------------------------------------

                                                            1997           1996
                                                          --------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                            $   898,591      $ 423,178
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                             29,784         29,797
  Loss on disposal of assets, net                                           1,293
  Changes in:
   Accounts receivable                                      94,229       (405,584)
   Inventory                                               959,507       (534,036)
   Prepaid expenses                                         11,998        (13,003)
   Trade accounts payable                                 (251,658)       (24,783)
   Accrued expenses                                         (5,460)       (16,657)
   Accrued payroll                                          96,533         26,663
                                                       -----------      ---------
                 NET CASH PROVIDED (USED) BY
                        OPERATING ACTIVITIES             1,833,524       (479,818)
                                                       -----------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of equipment                                     (19,910)       (16,851)
 Proceeds from sale of assets                                              25,553
                                                       -----------      ---------

                    NET CASH PROVIDED (USED)
                     BY INVESTING ACTIVITIES               (19,910)         8,702
                                                       -----------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Dividends                                                (195,303)      (172,000)
 Additional common stock issued (voting)                                   10,816
 Additional common stock issued (nonvoting)                               108,158
 New borrowings
  Short-term                                                              559,000
 Debt reduction
  Long-term                                                (36,234)       (28,247)
  Short-term                                            (1,534,000)
                                                       -----------      ---------
                           NET CASH PROVIDED
              (USED) BY FINANCING ACTIVITIES            (1,765,537)       477,727
                                                       -----------      ---------

                        NET INCREASE IN CASH                48,077          6,611

CASH BEGINNING OF YEAR                                      99,259         92,648
                                                       -----------      ---------

                         CASH AT END OF YEAR           $   147,336      $  99,259
                                                       ===========      =========

See accompanying notes.

                                                            1997            1996
                                                          --------        --------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:

  Interest                                                $94,231         $134,100
                                                          =======         ========

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997 and December 31, 1996

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------

The Company operates a retail and wholesale agricultural supply business in the Southeast.

Use of Estimates
----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Inventory
---------

Inventory is valued at the lower of cost or market, with cost determined using the last-in, first-out method.

Property and Equipment
----------------------

Property and equipment are stated at cost and are depreciated by straight-line and accelerated methods over estimated useful lives.

Other Assets
------------

Other assets which are amortizable are being amortized by the straight-line method over the life of the respective agreements.

Cash Equivalents
----------------

For purposes of the statement of cash flows, the Company considers all debt instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes
------------

The Company has elected to be treated as an eligible small business (S Corporation) for tax purposes. Under this election, income is taxed to the individual stockholders and not to the Company. Accordingly, there is no provision for income taxes.

Reclassifications
-----------------

Certain amounts for 1996 have been reclassified where appropriate to conform with 1997 classifications.

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997 and December 31, 1996

--------------------------------------------------------------------------------

NOTE B - CASH

At November 30, 1997, the Company had on deposit with a single bank funds in excess of FDIC insurance. The amount on deposit before consideration of deposits in transit and outstanding checks was $325,568.

NOTE C - INVENTORY

Inventory consists of the following:

                                                              1997          1996
                                                           ----------    ----------
     Grass seed                                            $1,571,237    $2,508,835

     Less excess of current cost over LIFO inventory          148,844       121,996
                                                           ----------    ----------

     Inventory - LIFO                                       1,422,393     2,386,839

     Bag inventory                                             41,154        36,215
                                                           ----------    ----------
                                                           $1,463,547    $2,423,054
                                                           ==========    ==========

If these inventories had been stated at cost using the first-in, first-out
(FIFO) method of valuation, the net income would have been as follows:

                                                             1997           1996
                                                           ----------    ----------

     Net income                                             $ 898,591     $ 423,178
     Increase in LIFO reserve                                  26,848        15,001
                                                            ---------     ---------
                                                            $ 925,439     $ 438,179
                                                            =========     =========

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
                                                              1997           1996
                                                            ---------     ---------

     Equipment                                               $159,351     $ 140,315
     Furniture                                                 30,209        30,209
     Office equipment                                          96,804        95,929
     Trucks                                                    18,013        18,013
                                                            ---------     ---------
                                                              304,377       284,466
     Less accumulated depreciation                           (281,112)     (251,327)
                                                            ---------     ---------
                                                            $  23,265     $  33,139
                                                            =========     =========

Depreciation expense was $29,784 and $29,797 for the eleven months ended November 30, 1997 and year ended December 31, 1996, respectively.

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997 and December 31, 1996

--------------------------------------------------------------------------------

NOTE E - SHORT-TERM DEBT PAYABLE

The Company has a loan agreement with a bank involving up to $2,000,000 on a revolving line of credit. Interest at the prime rate is payable monthly on the outstanding principal of the line of credit with all the outstanding principal due in September 1997. The line of credit is secured by the Company's accounts receivable and inventory and guaranteed by the Company's majority stockholder and his spouse. The line of credit agreement includes several loan covenants with which the Company complied.

NOTE F - LONG-TERM DEBT

The Company's long-term debt consists of the following:

                                                                    1997        1996
                                                                  ---------    --------
  Note payable in monthly installments of $3,294
   through May 1999 (and a balloon payment at that
   time), plus interest at prime, collateralized
   by equipment.                                                   $103,068    $139,302

  Less current portion                                               39,528      39,528
                                                                   --------    --------
                                                                   $ 63,540    $ 99,774
                                                                   ========    ========

Future maturities of long-term debt are summarized as follows:

     1998                                                          $ 39,528
     1999                                                            63,540
                                                                   --------
                                                                   $103,068
                                                                   ========

Interest expense was $92,681 and $136,041 for the eleven months ended November 30, 1997 and year ended December 31, 1996, respectively.

NOTE G - RELATED PARTY TRANSACTIONS

Sales to and accounts receivable with related parties (see Note H) amounted to the following:

                                                                      1997        1996
                                                                    --------    --------
     Sales                                                          $733,859    $601,237
     Accounts Receivable                                              33,294      82,722
     Miscellaneous Income                                             28,048

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997 and December 31, 1996

--------------------------------------------------------------------------------

NOTE H - LEASES WITH RELATED PARTIES

The Company entered into an agreement with the majority stockholder to lease a portion of its facilities for $10,775 per month. The agreement expires annually with a renewal option for four years expiring in 1999 and provides for adjustments each July for changes in the Consumer Price Index.

Total lease expense charged to operations on these leases was $130,258 and $142,100 for the eleven months ended November 30, 1997 and year ended December 31, 1996, respectively. (See Note G)

During 1997, the company loaned an affiliated company $805,000 which was fully repaid in August 1997. The company received interest income of $23,381 which was netted against interest expense.


NOTE I - OPERATING LEASES

The Company has an operating lease on two trucks renewable on an annual basis. The lease includes monthly payments of $2,800 and provides for adjustments each year based on the Consumer Price Index.

The Company has an operating lease on two trailers renewable on an annual basis. The lease includes monthly payments of $1,001 and provides for adjustments each year based on the Consumer Price Index.

The Company entered into two operating leases on equipment in 1994. The leases include monthly payments of $949 and expire in December 1998 and April 1999.

The Company entered into two operating leases on equipment in 1995. The leases include a monthly payment of $59 expiring in April 1998 and a quarterly payment of $321 expiring in December 1999.

The Company entered into three operating leases on vehicles and equipment in 1996. The leases include monthly payments of $1,110, expiring in 1998 and March 2001.

Future minimum operating and related party lease payments are summarized as follows:

  1998                                                  $71,592
  1999                                                    5,771
  2000                                                    3,363
  2001                                                      560
                                                        -------
                                                        $81,286
                                                        =======

Total lease expense charged to operations on these leases was $ 77,814 and $88,354 for the eleven months ended November 30, 1997 and year ended December 31, 1996, respectively.

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 1997 and December 31, 1996

--------------------------------------------------------------------------------

NOTE J - STOCK OPTION AGREEMENT

On April 21, 1995, the Company entered into stock option plans with two officers of the Company. The Plan grants the option to purchase a total of 3,219 shares of voting common stock and 32,190 shares of nonvoting common stock as an "incentive stock option". In June 1996, the options were exercised by the two officers by purchasing a total of 3,219 shares of voting common stock and 32,190 shares of nonvoting common stock for $118,974.

NOTE K -  STOCK GIFTS

Effective January 1, 1996, the Company's majority shareholder gifted 6,719 shares of the Company's stock to a stockholder, reducing the majority shareholder's ownership percentage to 56% of the Company.

NOTE L - BUY/SELL AGREEMENT

On January 10, 1995, the Company stockholder's entered into an agreement whereby, in the event a minority stockholder wants to dispose of all or a portion of their stock, the majority stockholder has a right of first refusal to the shares. In the event he does not purchase all of the shares, the other minority stockholders have the right of purchase.

NOTE M - CAPITAL STOCK

On December 5, 1995, the Company amended the Articles of Incorporation to provide for Class A (voting) no par value common stock with 100,000 shares authorized and Class B (nonvoting) no par value common stock with 1,000,000 shares authorized. Each issued and outstanding share of common stock of the corporation was converted into one share of Class A voting common stock and ten shares of Class B nonvoting common stock.

NOTE N - CONCENTRATION OF ECONOMIC DEPENDENCY

The Company sold approximately 39% and 23% of its products in 1997 and 1996, respectively, to one customer.

NOTE O  SUBSEQUENT EVENT

Effective January 6, 1998, all of the Company's stock was purchased by another Company. As a part of the purchase, all security guarantees between the bank and former stockholders were released.

                         INDEPENDENT AUDITORS' REPORT


Stockholders
Budd Seed, Inc.
Winston-Salem, North Carolina

We have audited the accompanying balance sheets of Budd Seed, Inc. as of December 31, 1996 and 1995, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Budd Seed, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



 /s/ Cannon & Co.

February 3, 1997

BUDD SEED, INC.
BALANCE SHEETS
December 31, 1996 and 1995

-------------------------------------------------------------------------------------
                                                               1996          1995
                                                            -----------   -----------
    ASSETS

CURRENT ASSETS
   Cash                                                     $    99,259   $    92,648
   Trade accounts receivable, net of allowance for
     doubtful accounts of $9,600 for 1996 and $10,000
     for 1995                                                   883,074       477,490
   Inventory                                                  2,423,054     1,889,018
   Prepaid expenses                                              15,282         2,279
                                                            -----------   -----------

                                 TOTAL CURRENT ASSETS         3,420,669     2,461,435

PROPERTY AND EQUIPMENT                                           33,139        72,931
                                                            -----------   -----------
                                         TOTAL ASSETS       $ 3,453,808   $ 2,534,366
                                                            ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Note payable                                             $ 1,809,000   $ 1,250,000
   Current portion of long-term debt                             39,528       167,549
   Trade accounts payable                                       461,575       486,358
   Accrued expenses                                              32,671        16,014
   Accrued payroll                                               43,967        17,304
                                                            -----------   -----------
                            TOTAL CURRENT LIABILITIES         2,386,741     1,937,225
                                                            -----------   -----------
LONG-TERM DEBT                                                   99,774
                                                            -----------

STOCKHOLDERS' EQUITY
   Common stock, Class A (voting), no par value,
     100,000 shares authorized and 21,457 shares
       issued in 1996 and 18,238 shares issued in 1995           12,474         1,658
   Common stock, Class B (nonvoting), no par value,
     1,000,000 shares authorized and 214,570 shares
     issued in 1996 and 182,380 shares issued in 1995           124,738        16,580
   Additional paid-in capital                                   655,294       655,294
   Retained earnings                                            174,787     (  76,391)
                                                            -----------   -----------
                                                                967,293       597,141
                                                            -----------   -----------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 3,453,808   $ 2,534,366
                                                            ===========   ===========

See accompanying notes.

BUDD SEED, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
Years Ended December 31, 1996 and 1995

-------------------------------------------------------------------------------

                                                      1996            1995
                                                   -----------     -----------
NET SALES                                          $ 9,480,386     $ 8,459,626


COST OF SALES                                        7,685,706       6,919,805
                                                   -----------     -----------

                                GROSS PROFIT         1,794,680       1,539,821

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         1,277,785       1,158,037
                                                   -----------     -----------
                                                       516,895         381,784
                                                   -----------     -----------

OTHER INCOME (EXPENSE)
  Miscellaneous income                                  23,931          11,289
  Finance charge income                                 18,964           9,896
  Commissions income                                       722             388
  Loss on dispositions of fixed assets, net             (1,293)
  Interest expense                                    (136,041)        (92,779)
                                                   -----------     -----------

                                                       (93,717)        (71,206)
                                                   -----------     -----------

                                  NET INCOME           423,178         310,578

BEGINNING ACCUMULATED DEFICIT                          (76,391)       (299,027)

Dividends paid                                        (172,000)        (87,942)
                                                   -----------     -----------

                    ENDING RETAINED EARNINGS       $   174,787     $   (76,391)
                                                   ===========     ===========


See accompanying notes.

BUDD SEED, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
December 31, 1996 and 1995

=====================================================================================================================
                                         Voting               Nonvoting          Additional
                                       Common Stock          Common Stock         Paid-In       Retained
                                   Shares       Amount     Shares     Amount      Capital       Earnings      Total
                                   ------      --------   -------   --------      --------      ---------    --------
Balance, January 1, 1995           18,238      $ 18,238                           $655,294      ($299,027)   $374,505

Reclassification of common
  stock due to amendment of
  Articles of Incorporation                     (16,580)  182,380   $ 16,580
Net income                                                                                        310,578     310,578

Distributions to stockholders                                                                     (87,942)    (87,942)
                                   ------      --------   -------   --------      --------      ---------    --------
Balance, December 31, 1995         18,238         1,658   182,380     16,580       655,294        (76,391)    597,141

Exercise of stock options           3,219        10,816    32,190    108,158                                  118,974

Net income                                                                                        423,178     423,178

Distributions to stockholders                                                                    (172,000)   (172,000)
                                   ------      --------   -------   --------      --------      ---------    --------
Balance, December 31, 1996         21,457      $ 12,474   214,570   $124,738      $655,294       $174,787    $967,293
                                   ======      ========   =======   ========      ========      =========    ========

See accompanying notes.


BUDD SEED, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 1996 and 1995

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                    1996                          1995
                                                                               ---------------               ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                   $       423,178               $       310,578
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                                       29,797                        49,515
    Loss on disposal of assets, net                                                      1,293
    Changes in:
      Accounts receivable                                                      (       405,584)               (       37,761)
      Inventory                                                                (       534,036)               (      209,640)
      Prepaid expenses                                                         (        13,003)               (          674)
      Trade accounts payable                                                   (        24,783)               (      442,632)
      Accrued expenses                                                                  16,657                (        2,303)
      Accrued payroll                                                                   26,663                         7,259
                                                                               ---------------                --------------
                                                   NET CASH USED BY
                                               OPERATING ACTIVITIES            (       479,818)               (      325,658)
                                                                               ---------------                --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                                        (        16,851)               (       31,215)
  Proceeds from sale of assets                                                          25,553
                                                                               ---------------                --------------
                                           NET CASH PROVIDED (USED)
                                            BY INVESTING ACTIVITIES                      8,702                (       31,215)
                                                                               ---------------                --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends                                                                    (       172,000)               (       87,942)
  Additional common stock issued (voting)                                               10,816
  Additional common stock issued (nonvoting)                                           108,158
  New borrowings
    Short-term                                                                         559,000                       470,000
  Debt reduction
    Long-term                                                                  (        28,247)               (       21,475)
                                                 NET CASH PROVIDED
                                           BY FINANCING ACTIVITIES                     477,727                       360,583
                                                                               ---------------                --------------
                                              NET INCREASE IN CASH                       6,611                         3,710

CASH BEGINNING OF YEAR                                                                  92,648                        88,938
                                                                               ---------------                --------------
                                               CASH AT END OF YEAR             $        99,259                $       92,648
                                                                               ===============                ==============

See accompanying notes.

---------------------------------------------------------------------------------
                                                         1996              1995
                                                       --------          --------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:

   Interest                                            $134,100          $ 93,152
                                                       ========          ========

                                                                     -4-

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1996 and 1995

--------------------------------------------------------------------------------
NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------

The Company operates a retail and wholesale agricultural supply business in the Southeast.

Use of Estimates
----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Inventory
---------

Inventory is valued at the lower of cost or market, with cost determined using the last-in, first-out method.

Property and Equipment
----------------------

Property and equipment are stated at cost and are depreciated by straight-line and accelerated methods over estimated useful lives.

Other Assets
------------

Other assets which are amortizable are being amortized by the straight-line method over the life of the respective agreements.

Cash Equivalents
----------------

For purposes of the statement of cash flows, the Company considers all debt instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes
------------

The Company has elected to be treated as an eligible small business (S Corporation) for tax purposes. Under this election, income is taxed to the individual stockholders and not to the Company. Accordingly, there is no provision for income taxes.

Reclassifications
-----------------

Certain amounts for 1995 have been reclassified where appropriate to conform with 1996 classifications.

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1996 and 1995

-------------------------------------------------------------------------------

NOTE B - CASH

At December 31, 1996, the Company had on deposit with a single bank funds in excess of FDIC insurance. The amount on deposit before consideration of deposits in transit and outstanding checks was $116,749.

NOTE C - INVENTORY

Inventory consists of the following:

                                                                1996               1995
                                                              ----------         ----------
         Grass seed                                           $2,508,835         $1,973,887

         Less excess of current cost over LIFO inventory         121,996            106,995
                                                              ----------         ----------

         Inventory - LIFO                                      2,386,839          1,866,892

         Bag inventory                                            36,215             22,126
                                                              ----------         ----------
                                                              $2,423,054         $1,889,018
                                                              ==========         ==========

If these inventories had been stated at cost using the first-in, first-out
(FIFO) method of valuation, the net income would have been as follows:

                                                                1996               1995
                                                              ----------         ----------
         Net income                                           $  445,569         $  310,578
         Increase (decrease) in LIFO reserve                      15,001             40,047
                                                              ----------         ----------
                                                              $  460,570         $  350,625
                                                              ==========         ==========

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                1996               1995
                                                              ----------         ----------
         Autos                                                                   $   29,033
         Equipment                                            $  140,315            132,778
         Furniture                                                30,209             30,209
         Office equipment                                         95,929             96,929
         Trucks                                                   18,013             18,013
                                                              ----------         ----------

                                                                 284,466            306,962
         Less accumulated depreciation                          (251,327)          (234,031)
                                                              ----------         ----------
                                                              $   33,139         $   72,931
                                                              ==========         ==========

Depreciation expense was $29,797 and $49,352 for the years ended December 31, 1996 and 1995, respectively.

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1996 and 1995

--------------------------------------------------------------------------------

NOTE E - SHORT-TERM DEBT PAYABLE

The Company has a loan agreement with a bank involving up to $2,000,000 on a revolving line of credit. Interest at the prime rate is payable monthly on the outstanding principal of the line of credit with all the outstanding principal due in September 1997. The line of credit is secured by the Company's accounts receivable and inventory and guaranteed by the Company's majority stockholder and his spouse. The line of credit agreement includes several loan covenants with which the Company complied.


NOTE F - LONG-TERM DEBT

The Company's long-term debt consists of the following:

                                                        1996       1995
                                                    ----------- -----------
     Note payable in monthly installments of
     $3,294 through May 1999 (and a balloon
     payment at that time), plus interest at
     prime, collateralized by equipment.            $  139,302

     Note payable in monthly installments of
     $3,294 through August 1996 (and a balloon
     payment at that time), plus interest at
     prime, collateralized by equipment.                        $  167,549

     Less current portion                               39,528     167,549
                                                    ----------  ----------
                                                    $   99,774  $
                                                    ==========  ==========

Future maturities of long-term debt are summarized as follows:

     1997                                           $   39,528
     1998                                               39,528
     1999                                           $   60,246
                                                    ----------
                                                    $  139,302
                                                    ==========

Interest expense was $136,041 and $92,779 for the years ended December 31, 1996 and 1995, respectively.


NOTE G - RELATED PARTY TRANSACTIONS

In 1996, total sales included $601,237 to related parties and accounts receivable at December 31, 1996 including $82,722 to related parties. (see Note
H)

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1996 and 1995

--------------------------------------------------------------------------------
NOTE H - LEASES WITH RELATED PARTIES

The Company entered into an agreement with the majority stockholder to lease a portion of its facilities for $10,775 per month. The agreement expires annually with a renewal option for four years expiring in 1999 and provides for adjustments each July for changes in the Consumer Price Index.

Total lease expense charged to operations on these leases was $142,100 and $129,280 for the years ended December 31, 1996 and 1995, respectively. (See Note G)


NOTE I - OPERATING LEASES

The Company has an operating lease on two trucks renewable on an annual basis. The lease includes monthly payments of $2,762 and provides for adjustments each year based on the Consumer Price Index.

The Company has an operating lease on two trailers renewable on an annual basis. The lease includes monthly payments of $973 and provides for adjustments each year based on the Consumer Price Index.

The Company entered into an operating lease on a vehicle in 1994, to be used by the majority stockholder. The lease includes monthly payments of $504 and expires in July 1997.

The Company entered into three operating leases on equipment in 1994. The leases include monthly payments of $954 and expire in December 1996, January 1998, and April 1999.

The Company entered into two operating leases on equipment in 1995. The leases include a monthly payment of $59 expiring in April 1998 and a quarterly payment of $321 expiring in December 1999.

The Company entered into three operating leases on vehicles and equipment in 1996. The leases include monthly payments of $1,282, expiring in 1997 and March 2001.

Future minimum operating and related party lease payments are summarized as follows:


     1997                                        $  63,437
     1998                                            9,225
     1999                                            5,771
     2000                                            3,363
     2001                                              560
                                                 ---------
                                                 $  82,356
                                                 =========

Total lease expense charged to operations on these leases was $88,354 and $76,971 for the years ended December 31, 1996 and 1995, respectively.

BUDD SEED, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1996 and 1995

--------------------------------------------------------------------------------
NOTE J - STOCK OPTION AGREEMENT

On April 21, 1995, the Company entered into stock option plans with two officers of the Company. The Plan grants the option to purchase a total of 3,219 shares of voting common stock and 32,190 shares of nonvoting common stock as an "incentive stock option". In June 1996, the options were exercised by the two officers by purchasing a total of 3,219 shares of voting common stock and 32,190 shares of nonvoting common stock for $118,974.


NOTE K - STOCK GIFTS

Effective January 1, 1995, the Company's sole stockholder gifted 364 shares of the Company's stock to a company officer. In addition, the sole stockholder gifted 6,973 shares to his son. These actions reduced his ownership percentage to 60% of the Company.

Effective January 1, 1996, the Company's majority stockholder gifted 6,719 shares of the Company's stock to a stockholder, reducing the majority stockholder's ownership percentage to 56% of the Company.


NOTE L - BUY/SELL AGREEMENT

On January 10, 1995, the Company stockholders entered into an agreement whereby, in the event a minority stockholder wants to dispose of all or a portion of their stock, the majority stockholder has a right of first refusal to the shares. In the event he does not purchase all of the shares, the other minority stockholders have the right of purchase.


NOTE M - CAPITAL STOCK

On December 5, 1995, the Company amended the Articles of Incorporation to provide for Class A (voting) no par value common stock with 100,000 shares authorized and Class B (nonvoting) no par value common stock with 1,000,000 shares authorized. Each issued and outstanding share of common stock of the corporation was converted into one share of Class A voting common stock and ten shares of Class B nonvoting common stock.


NOTE N - CONCENTRATION OF ECONOMIC DEPENDENCY

The Company sold approximately 23% and 25% of its products in 1996 and 1995, respectively, to one customer.

                          Independent Auditors' Report
                          ----------------------------



To the Shareholders of
Sunbelt Seeds, Inc.
Atlanta, Georgia


  We have audited the accompanying balance sheet of Sunbelt Seeds, Inc. (a Georgia corporation) as of November 30, 1997, and the related statements of operations, changes in shareholder's investment, and cash flows for the ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunbelt Seeds, Inc. as of November 30, 1997, and the results of its operations and its cash flows for the ten months then ended in conformity with generally accepted accounting principles.



                                    Blackwell Poole, LLP
                                    Certified Public Accountants



January 9, 1998

                              SUNBELT SEEDS, INC.
                                 BALANCE SHEET
                               NOVEMBER 30, 1997




                                           Assets


Current assets:
 Cash                                                                                       $     581,232
 Accounts receivable less allowance for
   doubtful accounts of $19,760                                                                 3,477,507
 Employee advances                                                                                  1,000
 Inventories                                                                                      668,227
 Prepaid expenses                                                                                  80,000
 Deferred tax benefit                                                                              23,000
                                                                                            -------------

           Total current assets                                                                 4,830,966


Property and equipment:
 Machinery and equipment                                        $      11,590
 Automobiles                                                            7,222
 Furniture and fixtures                                                 8,502
                                                                -------------
                                                                       27,314
 Less:  Accumulated depreciation                                      (27,314)                          -
                                                                -------------               -------------

           Total assets                                                                     $   4,830,966
                                                                                            =============

                    Liabilities and Shareholder's Investment

Current liabilities:
 Accounts payable                                                                             $  2,949,247
 Accrued expenses                                                                                  271,809
 Income taxes payable                                                                              250,000
                                                                                              ------------


           Total current liabilities                                                             3,471,056


Shareholder's investment:
 Common stock of $1 par value; Authorized:
   100,000 shares; Issued and outstanding:
   2,000 shares                                                 $         2,000
 Paid-in capital                                                         98,000
 Retained earnings                                                    1,259,910                  1,359,910
                                                                ---------------               ------------






           Total liabilities and
             shareholder's investment                                                         $  4,830,966
                                                                                              ============

The accompanying notes are an integral part of these financial statements.
                                   Exhibit A

                              SUNBELT SEEDS, INC.
                            STATEMENT OF OPERATIONS
                       TEN MONTHS ENDED NOVEMBER 30, 1997

Sales                                                                                     $   14,659,576

Cost of sales:
   Seed purchases                                             $   11,498,772
   Freight                                                           312,592                  11,811,364
                                                              --------------              --------------

           Gross profit                                                                        2,848,212

Operating expenses:
   Selling and delivery                                            1,551,710
   General and administrative                                        346,287                   1,897,997
                                                              --------------              --------------

           Income from operations                                                                950,215

Other income (expenses):
   Interest                                                           12,854
   Other                                                             (47,353)
   Management fees                                                  (300,000)                   (334,499)
                                                              --------------              --------------

           Income before income taxes                                                            615,716

Provision (benefit) for income taxes:
   Current                                                           247,873
   Deferred                                                           (7,000)                    240,873
                                                              --------------              --------------


           Net income                                                                     $      374,843
                                                                                          ==============



The accompanying notes are an integral part of these financial statements.
                                   Exhibit B

                              SUNBELT SEEDS, INC.
                STATEMENT OF CHANGES IN SHAREHOLDER'S INVESTMENT
                       TEN MONTHS ENDED NOVEMBER 30, 1997



                                                 Common                   Paid-in                 Retained
                                                  Stock                   Capital                 Earnings
                                          ------------------       ------------------       ------------------

Balance at January 31, 1997                $           2,000       $           98,000       $          885,067




Net income for the period                                                                              374,843
                                          ------------------       ------------------       ------------------




Balance at November 30, 1997              $            2,000       $           98,000       $        1,259,910
                                          ==================       ==================       ==================



The accompanying notes are an integral part of these financial statements.
                                   Exhibit C

                              SUNBELT SEEDS, INC.
                            STATEMENT OF CASH FLOWS
                       TEN MONTHS ENDED NOVEMBER 30, 1997


Cash flows provided by (used for)
operating activities:
 Net income                                                                               $      374,843
 Adjustments to reconcile net income to net cash
 provided by (used for) operating activities:
   Bad debt expense                                                                               16,000
   Deferred taxes                                                                                 (7,000)
   Changes in operating assets and
     liabilities:
     Increase in accounts receivable                                                          (2,544,614)
     Decrease in inventory                                                                       111,836
     Increase in prepaid expenses                                                                (94,113)
     Increase in accounts payable and
       accrued expenses                                                                        2,262,350
     Increase in income taxes payable                                                            229,349
                                                                                          --------------

           Net cash provided by operating
             activities                                                                          348,651
                                                                                          --------------

Net increase in cash                                                                             348,651

Cash - beginning of period                                                                       232,581
                                                                                          --------------

Cash - November 30, 1997                                                                  $      581,232
                                                                                          ==============

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

Cash paid during the period for:

 Income taxes                                                                           $         20,711
                                                                                        ================

The accompanying notes are an integral part of these financial statements.
                                   Exhibit D

                              SUNBELT SEEDS, INC.
                         NOTES TO FINANCIAL STATEMENTS


1.  Organization:
    -------------

       Prior to June 1997, Sunbelt Seeds, Inc. was owned by Lofts Seed, Inc. and Southern Turf Nurseries (STN). In June 1997 Loft's Seeds acquired the remaining 50% interest from STN. As part of the agreement, Sunbelt Seeds, Inc. paid $100,000 to STN for a noncompete arrangement. The arrangement is for two years.

       In January 1998 Agribiotech, Inc. acquired the entire interest of Loft's Seeds.


2.  Summary of Significant Accounting Policies:
    -------------------------------------------

       Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

     Inventories:

       Inventories are stated at the lower of last-in, first-out (LIFO) cost or market.

     Property, Equipment, and Depreciation:

       Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for the financial statement and accelerated methods for income tax purposes. There was no depreciation expense charged to operations for the ten months ended November 30, 1997, because all assets had been completely depreciated in prior periods. Maintenance and repairs are charged to expense as incurred.

     Cash and Cash Equivalents:

       For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less.

3.  Concentration of Credit Risk:
    -----------------------------

       The Company primarily sells its products to golf courses and garden supply stores in the Southeastern United States.

       Concentrations of credit risk within this region and industry are generally diversified due to the large number of entities comprising the Company's customer base. No one customer or affiliated group of customers comprise a significant portion of the Company's receivables. While these receivables are unsecured, the Company performs ongoing credit evaluations of its customers' financial condition.

                              SUNBELT SEEDS, INC.
                         NOTES TO FINANCIAL STATEMENTS

3.  Concentration of Credit Risk (continued):
    -----------------------------------------

       The Company maintains its cash in bank deposit accounts which at times, may exceed federally insured limits. The Company has not experienced any losses in such amounts.

       Sales to the Company's largest customer, Home Depot, Inc. were approximately $4,518,955 for the ten months ending November 30, 1997.

4.  Transactions with Related Parties:
    ----------------------------------

       For the period ending November 30, 1997, the Company purchased approximately $6,123,406 of seeds from Great Western Seed Company, a subsidiary of Loft's Seed, Inc. and $93,392 from Bud Seed. The amount due as of November 30, 1997 is $2,019,240.

       Management services were provided to the Company from the shareholders. The fees amounted to $300,000 for the period ending November 30, 1997.

5.  Employees' Retirement Plan:
    ---------------------------

       During the fiscal year 1989, the Company initiated a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986 that covers substantially all employees. Eligible employees are permitted to contribute a portion of gross compensation into the retirement plan and the Company will match each employee contribution at a specified rate up to a maximum matching contribution. The contributions for the period ended November 30, 1997 were $13,124.

6.  Lease Commitments:
    ------------------

       The Company has various operating leases covering automobiles and office space. Minimum rental commitments under these noncancelable leases are approximately as follows:

                     November 30, 1998       $   38,400
                     November 30, 1999           38,400
                     November 30, 2000           32,245

       Lease expense charged to operations was $30,180 for the period ended November 30, 1997.

                          Independent Auditor's Report
                          ----------------------------



To the Shareholders of
Sunbelt Seeds, Inc.
Atlanta, Georgia


  We have audited the accompanying balance sheets of Sunbelt Seeds, Inc. (a Georgia corporation) as of January 31, 1997 and 1996, and the related statements of operations, changes in shareholders' investment, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunbelt Seeds, Inc. as of January 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                    Blackwell, Poole & Company
                                    Certified Public Accountants



April 17, 1997

                              SUNBELT SEEDS, INC.
                                 BALANCE SHEETS
                           JANUARY 31, 1997 AND 1996



                                     Assets

                                                                   1997                       1996
                                                             ---------------            ---------------
Current assets:
 Cash                                                        $       232,581            $         81,592
 Accounts receivable less allowance for
   doubtful accounts of $52,628 in
   1997 and $55,373 in 1996                                          948,768                   1,050,905
 Employee advances                                                     1,125                       3,900
 Inventories                                                         780,062                     996,554
 Prepaid expenses                                                      1,733                       7,857
 Deferred tax benefit                                                 16,000                      16,000
                                                             ---------------            ----------------


  Total current assets                                             1,980,269                   2,156,808


Property and equipment:
 Machinery and equipment                                              11,590                      11,590
 Automobiles                                                           7,222                       7,222
 Furniture and fixtures                                                8,502                       8,502
                                                             ---------------            ----------------
                                                                      27,314                      27,314
 Less:  Accumulated depreciation                                     (27,314)                    (26,123)
                                                             ---------------            ----------------


  Total property and equipment                                             -                       1,191
                                                             ---------------            ----------------



  Total assets                                               $     1,980,269            $      2,157,999
                                                             ===============            ================

                    Liabilities and Shareholders' Investment

                                                                   1997                      1996
                                                             ---------------            ---------------
Current liabilities:
Accounts payable:
    Trade                                                    $       845,052            $       741,245
    Related party                                                          -                     10,037
 Accrued expenses                                                    129,499                    217,763
 Income taxes payable                                                 20,651                    133,186
                                                             ---------------            ---------------

  Total current liabilities                                          995,202                  1,102,231


Shareholders' investment:
 Common stock of $1 par value; Authorized:
     100,000 shares; Issued and outstanding:
     2,000 shares                                                      2,000                      2,000
 Paid-in capital                                                      98,000                     98,000
 Retained earnings                                                   885,067                    955,768
                                                             ---------------            ---------------


  Total shareholders' investment                                     985,067                  1,055,768
                                                             ---------------            ---------------




  Total liabilities and
   shareholders' investment                                  $     1,980,269            $     2,157,999
                                                             ===============            ===============

The accompanying notes are an integral part of these financial statements.
                                   Exhibit A

                              SUNBELT SEEDS, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED JANUARY 31, 1997 AND 1996



                                                                  1997                        1996
                                                       ----------------------       ---------------------
Sales                                                  $           14,705,646       $          12,398,779
                                                       ----------------------       ---------------------

Cost of sales:
         Seed purchases                                            11,868,362                   9,321,475
         Freight                                                      316,839                     404,889
                                                       ----------------------       ---------------------

           Total cost of sales                                     12,185,201                   9,726,364
                                                       ----------------------       ---------------------

           Gross profit                                             2,520,445                   2,672,415
                                                       ----------------------       ---------------------

Operating expenses:
         Selling and delivery                                       1,632,869                   1,588,903
         General and administrative                                   426,621                     411,057
                                                       ----------------------       ---------------------

                                                                    2,059,490                   1,999,960
                                                       ----------------------       ---------------------

           Income from operations                                     460,955                     672,455
                                                       ----------------------       ---------------------

Other income (expenses):
         Interest                                                       2,252                      (1,839)
         Other                                                        (21,613)                    (11,432)
         Management fees                                             (300,000)                   (300,000)
                                                       ----------------------       ---------------------

                                                                     (319,361)                   (313,271)
                                                       ----------------------       ---------------------

           Income before income taxes                                 141,594                     359,184
                                                       ----------------------       ---------------------

Provision for income taxes:
         Current                                                       62,295                     144,239
         Deferred                                                           -                           -
                                                       ----------------------       ---------------------

                                                                       62,295                     144,239
                                                       ----------------------       ---------------------

           Net income                                  $               79,299       $             214,945
                                                       ======================       =====================

The accompanying notes are an integral part of these financial statements.
                                   Exhibit B

                              SUNBELT SEEDS, INC.
               STATEMENTS OF CHANGES IN SHAREHOLDERS' INVESTMENT
                      YEARS ENDED JANUARY 31 1997 AND 1996


                                                 Common                   Paid-in                  Retained
                                                  Stock                   Capital                  Earnings
                                          ------------------       ------------------       ------------------
Balance at January 31, 1995               $            2,000       $           98,000       $          890,823


Dividends                                                  -                        -                 (150,000)


Net income for the period                                  -                        -                  214,945
                                          ------------------       ------------------       ------------------


Balance at January 31, 1996                            2,000                   98,000                  955,768


Dividends                                                  -                        -                 (150,000)


Net income for the period                                  -                        -                   79,299
                                          ------------------       ------------------       ------------------


Balance at January 31, 1997               $            2,000       $           98,000       $          885,067
                                          ==================       ==================       ==================

The accompanying notes are an integral part of these financial statements.
                                   Exhibit C

                              SUNBELT SEEDS, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED JANUARY 31, 1997 AND 1996


                                                                  1997                        1996
                                                       ----------------------       ---------------------
Cash flows provided by (used for)
operating activities:
  Net income                                           $               79,299       $             214,945
  Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation                                                      1,191                       1,100
      Bad debt expense                                                 25,500                      13,000
      Changes in operating assets and
       liabilities:
      Decrease (increase) in accounts receivable                       79,412                     (15,005)
      Decrease in inventory                                           216,492                      50,166
      Decrease (increase) in prepaid expenses                           6,124                      (4,103)
      Increase (decrease) in accounts
       payable and accrued expenses                                     5,506                     (14,398)
     Increase (decrease) in income taxes payable                     (112,535)                     47,370
                                                       ----------------------       ---------------------

   Net cash provided by operating
    activities                                                        300,989                     293,075

Cash flows provided by (used for)
 investing activities:
  Acquisition of fixed assets                                               -                     (11,549)
  Insurance reimbursement on assets                                         -                      13,007
                                                       ----------------------       ---------------------

   Net cash provided by investing
    activities                                                              -                       1,458

Cash flows used for financing
 activities:
  Net loans on line of credit                                               -                    (135,000)
  Dividends paid                                                     (150,000)                   (150,000)
                                                       ----------------------       ---------------------

   Net cash used for financing
    activities                                                       (150,000)                   (285,000)
                                                       ----------------------       ---------------------

Net increase in cash                                                  150,989                       9,533

Cash - beginning of year                                               81,592                      72,059
                                                       ----------------------       ---------------------

Cash - end of year                                     $              232,581       $             81,592
                                                       ======================       =====================

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

                                                                  1997                         1996
                                                       ------------------------      ----------------------
Cash paid during the year for:

     Income taxes                                      $                177,854      $               96,869
                                                       ========================      ======================

     Interest                                          $                    642      $                2,801
                                                       ========================      ======================

The accompanying notes are an integral part of these financial statements.
                                   Exhibit D

                              SUNBELT SEEDS, INC.
                         NOTES TO FINANCIAL STATEMENTS



1.   Organization:
     -------------

       Sunbelt Seeds, Inc. (the Company) is owned by Loft's Seed, Inc. and STN. Each shareholder owns fifty percent of the outstanding common stock of the Company.

2.   Summary of Significant Accounting Policies:
     -------------------------------------------

       Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

     Inventories:

      Inventories are stated at the lower of last-in, first-out (LIFO) cost or market.

     Property, Equipment, and Depreciation:

       Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for the financial statement and accelerated methods for income tax purposes. Depreciation expense charged to operations amounted to $1,191 in 1997 and $1,100 in 1996. Maintenance and repairs are charged to expense as incurred.

     Cash and Cash Equivalents:

       For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less.

3.   Line of Credit:
     ---------------

       The Company has a bank line of credit of $500,000 at a rate of 1/2% above prime. All borrowings under this agreement are secured by the Company's accounts receivable and inventories. As of January 31, 1997, $500,000 was available to the Company.

                              SUNBELT SEEDS, INC.
                         NOTES TO FINANCIAL STATEMENTS


4.   Concentration of Credit Risk:
     -----------------------------

       The Company primarily sells its products to golf courses and garden supply stores in the Southeastern United States.

       Concentrations of credit risk within this region and industry are generally diversified due to the large number of entities comprising the Company's customer base. No one customer or affiliated group of customers comprise a significant portion of the Company's receivables. While these receivables are unsecured, the Company performs ongoing credit evaluations of its customers' financial condition.

       Sales to the Company's largest customer, Home Depot, Inc. were approximately $3,960,446 and $2,900,000 for the years ended January 31, 1997 and 1996, respectively.

5.   Transactions with Related Parties:
     ----------------------------------

       In fiscal years ending January 31, 1997, and 1996, the Company purchased approximately $6,878,523 and $5,823,265, respectively, of seeds from Great Western Seed Company, a subsidiary of Loft's Seed, Inc.

       Management services were provided to the Company from the shareholders. The fees amounted to $300,000 for the fiscal years ending January 31, 1997 and 1996.

6.   Employees' Retirement Plan:
     ---------------------------

       During the fiscal year 1989, the Company initiated a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986 that covers substantially all employees. Eligible employees are permitted to contribute a portion of gross compensation into the retirement plan and the Company will match each employee contribution at a specified rate up to a maximum matching contribution. The contributions for the fiscal years 1997 and 1996 were $13,124 and $18,345, respectively.

                              SUNBELT SEEDS, INC.
                         NOTES TO FINANCIAL STATEMENTS


7.   Lease Commitments:
     ------------------

       The Company has various operating leases covering automobiles and office space. Minimum rental commitments under these noncancelable leases are approximately as follows:


               January 31, 1998                     $42,765
               January 31, 1999                      38,726
               January 31, 2000                      39,202
               2000 and beyond                       26,304

      Lease expense charged to operations was $36,905 and $40,372 for 1997 and 1996, respectively.

8.   Income Taxes:
     -------------

       The deferred tax assets and liabilities as of January 31, 1997 and 1996 were calculated as follows:

                                                                  1997                       1996
                                                        ---------------------      ---------------------
Allowance for bad debts                                 $              16,000      $              16,000
                                                        =====================      =====================

                               AGRIBIOTECH, INC.

                    Pro Forma Combined Financial Information

                                  (Unaudited)



The following pro forma combined summary of operations combines the results of operations of AgriBioTech, Inc. ("ABT"), W-L Research, Inc. and Germain's, Inc. (collectively "WL/Germain's"), E.F. Burlingham & Sons and Subsidiary ("Burlingham"), Olsen Fennell Seeds, Inc. ("Olsen Fennell"), Lofts Seed, Inc. and Budd Seed, Inc. (collectively "Lofts"), Seed Corporation of America and Green Seed Company Limited Partnership (collectively "SeedCo"), and Willamette Seed Co. ("Willamette") as if all acquisitions occurred at the beginning of the periods presented. The pro forma combined summary of operations reflects known changes resulting from the acquisitions but does not reflect impacts of any changes in operations, anticipated efficiencies and synergies from consolidation.

The pro forma combined summary balance sheet reflects ABT's consolidated balance sheet as of December 31, 1997 combined with the balance sheets of Lofts, SeedCo, and Willamette as of December 31, 1997.

The business of these entities is subject to wide seasonal fluctuations and, therefore, the results of operations for periods less than twelve months may not be indicative of annual results. The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma combined financial information does not purport to represent what ABT's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of ABT's financial position or results of operation for any future period. The pro forma combined financial information should be read in conjunction with the historical financial statements of ABT, WL/Germain's, Burlingham, Olsen Fennell, Lofts, SeedCo, and Willamette included herein or previously filed with the Securities and Exchange Commission.

                               AgriBioTech, Inc.

                   Pro Forma Combined Summary of Operations

                           Year ended June 30, 1997

                                  (Unaudited)

                                                                                           Olsen
                                       ABT (A)       WL/Germain's (A)   Burlingham (A)   Fennell (A)   Lofts (A)    SeedCo (A)
                                     -----------     ----------------   --------------   -----------   ----------   ----------

Net sales                            $65,904,058         2,671,772        31,040,752      28,566,907   74,696,000   39,130,541
Cost of sales                         49,527,150         1,816,236        25,439,688      25,214,881   53,802,000   31,108,155
                                     -----------         ---------        ----------      ----------   ----------   ----------
  Gross profit                        16,376,908           855,536         5,601,064       3,352,026   20,894,000    8,022,386

Operating expenses                    17,971,813         1,014,557         3,383,987       3,444,793   16,291,530    7,813,290
                                     -----------         ---------        ----------      ----------   ----------   ----------
  Income (loss) from operations       (1,594,905)         (159,021)        2,217,077         (92,767)   4,602,470      209,096

Other income (expense)                (1,118,860)           57,045            (7,314)        (24,940)  (1,514,000)    (150,603)
                                     -----------         ---------        ----------      ----------   ----------   ----------
  Net earnings (loss)                 (2,713,765)         (101,976)        2,209,763        (117,707)   3,088,470       58,493
                                                         =========        ==========      ==========   ==========   ==========
Discount and imputed dividends
 on preferred stock                    3,233,426
                                     -----------
  Net earnings (loss) attributable
   to common stock                   $(5,947,191)
                                     ===========
Shares of common stock used in
 computing earnings (loss) per
 share:
  Basic                               15,549,184
  Diluted                             15,549,184
                                     ===========
  Net earnings (loss) per common
   share:
   Basic                             $     (0.38)
   Diluted                                 (0.38)
                                     ===========

                                                                                Pro forma
                                     Willamette (A)    Adjustments               combined
                                     --------------    ------------            ------------
Net sales                              41,813,972      (11,430,339)  (F)        272,393,613
Cost of sales                          33,965,669      (11,430,339)  (F)        209,030,439
                                                          (413,001)  (K)
                                       ----------      -----------              -----------
  Gross profit                          7,848,253          413,001               63,363,174

Operating expenses                      7,493,665        3,069,758   (C)         57,554,150
                                                        (2,895,243)  (J)
                                                           (34,000)  (L)
                                       ----------      -----------              -----------
  Income (loss) from operations           354,588          272,486                5,809,024

Other income (expense)                     13,372       (4,832,423)  (D)         (7,577,723)
                                       ----------      -----------              -----------
  Net earnings (loss)                     367,960       (4,559,937)              (1,768,699)
                                       ==========      ===========
Discount and imputed dividends
 on preferred stock                                                               3,233,426
                                                                                -----------
  Net earnings (loss) attributable
   to common stock                                                               (5,002,125)

Shares of common stock used in
 computing earnings (loss) per
 share:
  Basic                                                  2,942,593  (E)          18,491,777
  Diluted                                                2,942,593  (E)          18,491,777
                                                       ===========              ===========
  Net earnings (loss) per common
   share:
   Basic                                                                              (0.27)
   Diluted                                                                            (0.27)
                                                                                ===========

See accompanying notes to pro forma combined financial information.

                               AGRIBIOTECH, INC.

                   PRO FORMA COMBINED SUMMARY BALANCE SHEET

                               DECEMBER 31, 1997
                                  (Unaudited)

                                                                                                                         Pro forma
                                      ABT (G)        Lofts (G)      SeedCo(G)      Williamette(G)      Adjustments       combined
                                   ------------    -----------   ------------   ------------------   --------------    -----------
   ASSETS
Current Assets
   Cash and cash equivalents      $   8,235,871        144,197        9,906               564,248       (8,000,000) (I)     954,222
   Accounts receivable               14,241,620      4,931,275    1,885,750             1,679,016          200,000  (I)  22,245,857
                                                                                                           691,804) (H)
   Inventories                       34,167,138     14,991,981    6,186,885             7,636,612          442,844  (I)  63,425,460
   Other                                774,289        231,119      729,169               290,362          214,507  (I)   2,239,446
                                  -------------     ----------    ---------            ----------       ----------      -----------
         Total current assets        57,418,918     20,298,572    8,811,710            10,170,238       (7,834,453)      88,864,985
Property, plant and
   equipment, net                    21,713,245        332,749      230,903             4,380,163       13,260,922  (I)  39,907,982
Intangible assets, net of
   accumulated amortization          26,018,264              -   (2,005,037)               12,500       49,997,961  (I)  74,023,688
Investment in associated
   entity, at equity                  1,064,616              -            -                     -                -        1,064,616
Other                                   139,498        601,976       59,840             1,411,274                -        2,212,588
                                  -------------     ----------    ---------            ----------       ----------      -----------
         Total Assets             $ 106,354,541     21,223,297    7,097,416            15,974,175       55,424,430      206,073,859
                                  =============     ==========    =========            ==========       ==========      ===========

  LIABILITIES AND STOCKHOLDERS'
    EQUITY
Current liabilities:
   Short-term debt                            -     8,512,490     5,576,653             4,483,753       34,220,983  (I)  53,793,879
   Current installments of
     long-term obligations            1,565,952             -       393,147               149,888                -        2,108,987
   Accounts payable                  14,597,325     2,272,273     1,582,252             7,332,250         (691,804) (H)  25,092,296
   Accrued liabilities                1,701,685     1,131,414             -                61,567          733,000  (I)   3,627,666
   Amount due in connection
      with acquisition                1,600,000             -                                                    -        1,600,000
                                   ------------    ----------    ----------            ----------      -----------      -----------
         Total current liabilities   19,464,962    11,916,177     7,552,052            12,027,458       34,262,179       85,222,828
Long-term obligation, excluding
   current installments               5,274,206     6,347,248       350,866             1,210,231        2,152,607 (I)   15,335,158
Deferred income taxes                 1,018,369             -             -                     -        6,900,500 (I)    4,628,045
                                                                                                        (3,290,824)(M)
                                   ------------    ----------     ---------            ----------       ----------      -----------
         Total liabilities           25,757,537    18,263,425     7,902,918            13,237,689       40,024,462      105,186,031
                                   ------------    ----------     ---------            ----------       ----------      -----------
Stockholders' equity:
   Preferred stock                            1             -             -                     -                -                1
   Common stock                          28,822       922,506        50,500               495,000       (1,538,036)(I)       30,822
                                                                                                             2,000
   Capital in excess of par value    93,601,742             -             -                     -                - (I)  110,599,742
                                                                                                        16,998,000 (I)
   Accumulated (deficit)            (13,033,561)    1,967,366      (856,002)            2,241,486       (3,352,850)(I)   (9,742,737)
                                                                                                         3,290,824 (M)
                                   ------------    ----------     ---------            ----------       ----------      -----------
      Total stockholders'
         equity                      80,597,004     2,959,872      (805,502)            2,736,486       15,399,968      100,887,828
                                   ------------    ----------     ---------            ----------       ----------      -----------
      Total liabilities and
         stockholders' equity      $106,354,541    21,223,297     7,097,416            15,974,175       55,424,430      206,073,859
                                   ============    ==========     =========            ==========       ==========      ===========

See accompanying notes to pro forma combined financial information.

                              AGRIBIOTECH, INC.

                   PRO FORMA COMBINED SUMMARY OF OPERATIONS

                   SIX-MONTH PERIOD ENDED DECEMBER 31, 1997

                                  (UNAUDITED)



                                         ABT (B)          Lofts (B)        SeedCo (B)          Willamette (B)       Adjustments
                                      -------------       -----------       -----------         --------------       -----------
Net sales                             $  63,814,861        39,022,000        16,401,233           17,662,735         (4,209,846) (F)
Cost of sales                            51,586,043        28,063,000        12,693,089           13,980,373         (4,209,846) (F)
                                                                                                                         26,152  (K)
                                      -------------       -----------       -----------         ------------         ----------
  Gross profit                           12,228,818        10,959,000         3,708,144            3,682,362            (26,152)

Operating expenses                       12,678,943        10,152,000         4,048,483            3,278,362          1,327,006  (C)
                                                                                                                     (1,311,451) (J)
                                                                                                                       (703,000) (L)
                                      -------------       -----------       -----------         ------------         ----------
    Income (loss) from operations          (450,125)          807,000          (340,339)             404,000            667,292

Other income (expense)                     (158,355)         (845,757)          295,005                    -         (1,832,753) (D)
                                      -------------       -----------       -----------         ------------         ----------

    Net earnings (loss)                    (608,480)          (38,757)          (45,334)             404,000         (1,165,460)
                                                          ===========       ===========         ============         ==========
Discount and imputed dividends on
 preferred stock                             53,436
                                      -------------

    Net earnings (loss)
     attibutable to common stock      $    (661,916)
                                      =============

Shares of common stock used in
 computing earnings (loss) per share:
      Basic                              25,905,412                                                                  2,000,000  (E)
      Diluted                            25,905,412                                                                  2,000,000  (E)
                                      =============                                                                 ==========

      Net earnings (loss) per common
       share:
          Basic                       $       (0.03)
          Diluted                             (0.03)
                                      =============


                                                 Pro forma
                                                 combined
                                                 -----------
Net sales                                        132,690,983
Cost of sales                                    102,138,811

                                                 -----------
    Gross profit                                  30,552,172

 Operating expenses                               29,631,101


                                                 -----------
    Income (loss) from operations                    921,071

Other income (expense)                            (2,375,103)
                                                 -----------

    Net earnings (loss)                           (1,454,031)

Discount and imputed dividends on
 preferred stock                                      53,436
                                                 -----------

    Net earnings (loss)
     attibutable to common stock                  (1,507,467)
                                                 ===========

Shares of common stock used in
     computing earnings (loss) per share:
                   Basic                          27,905,412
                   Diluted                        27,905,412
                                                  ==========

                   Net earnings (loss) per
                    common share:
                   Basic                               (0.05)
                   Diluted                             (0.05)
                                                 ===========

See accompanying notes to pro forma combined financial information.

                               AGRIBIOTECH, INC.

               Notes to Pro Forma Combined Financial Information

                                  (Unaudited)

(A) The year ended June 30, 1997 for ABT includes the operations of WL/Germain's for the period from September 1, 1996 through June 30, 1997, the operations of Burlingham for the period from April 1, 1997 through June 30, 1997, and the operations of Olsen Fennell for the period from June 1, 1997 through June 30, 1997. The amounts under the WL/Germain's column are for the two-month period ended August 31, 1996. The amounts under the Burlingham column are for the nine-month period ended March 31, 1997. The amounts under the Olsen Fennell column are for the eleven-month period ended May 31, 1997. The amounts under the Lofts, SeedCo, and Willamette columns are for the twelve-month period ended June 30, 1997. Income taxes for individual companies are not presented as they would be offset by consolidated net operating loss carryforwards.

(B) The six-month period ended December 31, 1997 for ABT includes the operations of WL/Germain's, Burlingham, and Olsen Fennell for the entire period. The amounts under the Lofts, SeedCo, and Willamette columns are for the six-month period ended December 31, 1997. Income taxes for individual companies are not presented as they would be offset by consolidated net operating loss carryforwards.

(C) To reflect depreciation of property, plant and equipment and amortization of intangible assets based on market value adjustments in connection with applying purchase accounting. Intangible assets resulting from the application of purchase accounting and amortization periods include goodwill of $38.7 million (10 to 40 years, with a weighted average live of 34.9 years), germplasm of $8.5 million (20 to 40 years), trademarks and tradenames of $1.4 million (15 to 40 years), and covenants not to compete of $1.4 million (7 to 8 years).

(D) To reflect reduction of interest income earned and additional interest expense for the cash purchase price of the acquisitions. The pro forma amounts assume that the Company would use $8 million of its cash balance at December 31, 1997 for payments required to be made in the acquisitions and the remainder of payments would be obtained through the Company's existing or similar short-term credit facilities. Interest expense was computed using an interest rate of 8.5%.

(E) To reflect shares of ABT common stock issued in connection with the acquisitions as if they had been outstanding for the entire period.

(F) To eliminate intercompany sales.

(G) The consolidated balance sheet of ABT as of December 31, 1997 includes the accounts of WL/Germain's, Burlingham, and Olsen Fennell. The amounts under the Lofts, SeedCo, and Willamette columns reflect their accounts as of December 31, 1997.

(H) To eliminate intercompany balances.

(I) To reflect the application of purchase accounting to the Lofts, SeedCo, and Willamette acquisitions. The total purchase price of $58.2 million is anticipated to be paid through the issuance of approximately 2,000,000 shares of the Company's common stock valued at approximately $17.0 million and cash of approximately $41.2 million.

(J) Prospective reductions in compensation of former owners of acquired entities, employee benefits, management fees, and property rent resulting from employment agreements, property purchased directly from former owners and other contractual arrangements entered into in connection with acquisitions.

(K) Impacts of using the first-in, first-out method of accounting for inventory accounted for using the last-in, first-out method prior to acquisition.

(L) Amounts associated with items not acquired in acquisition. Also includes acquisition costs expensed by acquired entities that are not applicable to ongoing operations.

(M) To eliminate ABT's existing valuation allowance recorded against deferred tax assets as a result of deferred tax liabilities recognized in purchase accounting directly attributable to the acquisitions. Such amount is excluded from the pro forma combined summary of operations but is expected to be recognized by ABT in its results of operations within the next 12 months.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AgriBioTech, Inc.
                                       (Registrant)



                                     /s/ Henry A. Ingalls
                                     --------------------
                                     Henry A. Ingalls


Date:  March 9, 1998